Exhibit 99.1

2nd Quarter 2008

AIMCO

Apartment Investment and Management Company

Monterey Grove
San Jose, California

Denver, Colorado - August 1, 2008
Apartment Investment and Management Company
Announces Second Quarter 2008 Results
SUMMARY FINANCIAL RESULTS: Apartment Investment and Management Company (Aimco) (NYSE:AIV) today announced results for the second quarter 2008. In accordance with Generally Accepted Accounting Principles (GAAP), all previously reported share and per share data has been adjusted to take into account the special dividend paid on January 30, 2008, which resulted in the issuance of approximately 4.6 million additional shares of Aimco’s Class A Common Stock.
•
Net income attributable to common stockholders for the quarter was $242.4 million, compared with $3.0 million for the second quarter 2007. Higher results were driven primarily by higher gains on dispositions of real estate and other of $289.3 million, higher investment management income, net of tax, of $20.4 million and higher property net operating income of $6.7 million. These items were partially offset by lower income from discontinued operations (excluding gains on dispositions of real estate) of $40.7 million, higher interest expense of $6.8 million and higher other expenses of $8.6 million. Earnings per share (EPS) attributable to common stockholders was $2.76 on a diluted basis, compared with $0.03 per share in the second quarter 2007.

•
Funds from operations (diluted) (FFO) is a non-GAAP financial measure defined in the glossary in the Supplemental Information (the Glossary). FFO calculated in accordance with the definition prescribed by the National Association of Real Estate Investment Trusts (NAREIT) was $75.6 million, or $0.83 per share, compared with $87.3 million, or $0.84 per share, in the second quarter 2007. FFO before impairment losses was $81.5 million, or $0.90 per share, which was $0.09 per share higher than the mid-point of guidance for the quarter. Higher investment management income, net of tax, contributed $0.16 per share to the FFO outperformance and Same Store operating results contributed an additional $0.02 per share. Other expenses were $0.11 per share higher than expected, primarily due to: the write-off of certain communications hardware and capitalized costs associated with a discontinued technology infrastructure project; and certain litigation settlements and reserves.

•
Adjusted funds from operations (diluted) (AFFO; a non-GAAP financial measure defined in the Glossary) was $58.2 million, or $0.66 per share, compared with $63.6 million, or $0.61 per share, in the second quarter 2007. AFFO includes deductions of $0.24 and $0.23 per share for capital replacement expenditures in the second quarter 2008 and the second quarter 2007, respectively.

Diluted Per Share Results

	SECOND QUARTER
	2008	2007 Adjusted*
Earnings - EPS	$2.76	$0.03
Funds from operations - FFO	$0.83	$0.84
FFO before impairment losses**	$0.90	$0.84
Adjusted funds from operations - AFFO	$0.66	$0.61

*	Adjusted to reflect January 30, 2008, special dividend, see Special Supplement following the Outlook schedule in this earnings release for additional details.
**	During the second quarter, Aimco recognized impairment losses, net of Minority interest in Aimco Operating Partnership, of $5.9 million.
Contact
Investor Relations 303.691.4350, Investor@Aimco.com
Elizabeth Coalson, Vice President Investor Relations 303.691.4327

AIMCO 2nd Quarter 2008	Page 1

Management Comments
Chairman and Chief Executive Officer Terry Considine comments: “Property operations had a solid quarter with conventional same-store net operating income growth of 4.4%. Our redevelopment and capital investments are driving improved asset quality with more than $280 million invested in our properties year-to-date. Through our portfolio management activities, we continue to reallocate capital among our target markets and to improve portfolio quality. As we look forward to the balance of 2008, we are maintaining our focus on these core value-creating strategies.”
Chief Financial Officer Tom Herzog adds:  “Second quarter FFO, before impairment losses, was $0.90 per share, or $0.09 above the mid-point of guidance. Positive results for the quarter included higher same-store operating results and investment management income, partially offset by several non-recurring items including the write-off of certain capitalized IT project costs and litigation costs. During the second quarter and through July, Aimco repurchased a total of 6.8 million shares of its Common Stock for $252.9 million, or an average price of $37.01 per share. We are establishing third quarter FFO guidance of $0.86 to $0.90 per share and increasing our full year FFO guidance from $3.22 to $3.38 per share to $3.33 to $3.43 per share.”
Property Operations
Conventional Real Estate Operations
Aimco is among the nation’s largest owners and operators of market rate apartment communities. Conventional real estate operations consist of Aimco’s diversified portfolio of market rate apartment communities. At the end of the second quarter 2008, this portfolio included 397 properties with 114,687 units in which Aimco had a weighted average ownership of 89%. During the second quarter 2008, conventional real estate operations generated net operating income of $162.7 million.
“Same Store” Results
In the second quarter 2008, the Same Store portfolio included 302 communities with 81,293 Effective Units (see the Glossary) based on Aimco’s weighted average ownership of 90% (See Supplemental Schedules 6a through 6c).
Comparing Same Store results in the second quarter 2008 with the second quarter 2007, total revenue increased $4.6 million, or 2.1%. The increase in revenue was primarily generated by higher average rent, up $21 per unit, or 2.3%, from $897 per unit to $918 per unit, higher occupancy, which was up 10 basis points from 94.7% to 94.8%. Same Store expenses of $90.8 million decreased $1.2 million, or 1.3%, compared with the prior year, primarily due to decreases in personnel and related expenses. Same Store portfolio net operating income was $138.9 million for the second quarter 2008, up 4.4% from the second quarter 2007.
Same Store Operating Results

	SECOND QUARTER
	Year-over-year			Sequential
	2008	2007	Variance	1st Qtr	Variance
Same Store Operating Measures
Average Physical Occupancy	94.8%	94.7%	0.1%	94.7%	0.1%
Average Rent Per Unit	$918	$897	2.3%	$914	0.4%
Total Same Store ($mm)
Revenue	$229.7	$225.1	2.1%	$229.2	0.2%
Expenses	(90.8)	(92.0)	-1.3%	(93.5)	-2.8%
NOI ($mm)	$138.9	$133.1	4.4%	$135.7	2.4%

AIMCO 2nd Quarter 2008	Page 2

Comparing Same Store results on a sequential basis, total revenue increased $0.5 million, or 0.2%, in the second quarter 2008 compared with the first quarter 2008, driven by a $4 per unit increase in average rental rates and an increase in occupancy of 10 basis points, partially offset by lower utility reimbursements. Expenses decreased $2.7 million, or 2.8%, primarily due to lower personnel expenses, utilities, real estate taxes and insurance, partially offset by higher turnover costs, repairs and maintenance costs and contract services. Net operating income increased $3.2 million, or 2.4%, on a sequential basis.
Affordable Real Estate Operations
Aimco is among the nation’s largest owners and operators of affordable apartment communities. At the end of the second quarter 2008, Aimco’s owned affordable portfolio included 308 properties with 36,725 units in which Aimco had an average ownership of 51%. During the second quarter 2008, affordable property operations generated net operating income of $22.2 million. Average month-end occupancy for the affordable portfolio increased 20 basis points from 97.8% for the second quarter 2007 to 98.0% for the second quarter 2008, while average rent per unit increased 3.4% from $739 to $764 per unit.
Investment Management
Investment management includes portfolio strategy, capital allocation, joint ventures, tax credit syndication, acquisitions, dispositions and other transaction activities. Within our owned portfolio, we refer to these activities as Portfolio Management and their benefit is seen in property operating results and in investment gains. For affiliated partnerships, we refer to these activities as Asset Management for which we are separately compensated through fees paid by third party investors.
Investment management income includes the fees earned for providing asset management services to third party investors, syndication fees and deferred income related to tax credit activities, and portfolio management income earned through investment gains on our owned assets. Consolidated investment management income, net of tax, was $29.2 million in the second quarter 2008 compared to $8.8 million in the second quarter 2007. See Supplemental Schedule 11 for additional information on investment management income.
Portfolio Management
Portfolio management includes the ongoing allocation of investment capital to meet our geographic and product type goals. Our geographic allocation strategy focuses on the largest 20 U.S. markets as measured by total market capitalization. We believe these markets to be deep, relatively liquid and possessing desirable long-term growth characteristics. They are primarily coastal markets, and also include a number of Sun Belt cities and Chicago, Illinois. We may also invest in other markets on an opportunistic basis. As we implement this strategy, we expect to reduce our investment in markets outside the largest 20 markets and to increase our investment in the largest 20 markets both by making acquisitions and through redevelopment spending.
See Supplemental Schedules 6 and 7 for additional details regarding Aimco’s portfolio allocation.
ACQUISITIONS – During the second quarter 2008, Aimco acquired Monterey Grove Apartments with 224 units, located in San Jose, California, for $56.0 million, or $250,000 per unit.
DISPOSITIONS – Aimco regularly reviews its portfolio to identify properties that do not meet its long-term investment criteria. In the second quarter 2008, Aimco sold 40 conventional properties and one affordable property with 12,662 and 240 units, respectively, for $921.5 million in gross proceeds (Aimco share $787.6 million). Aimco’s share of net proceeds after repayment of existing property debt and transaction costs was $367.8 million.
Aimco’s property dispositions resulted in gains on dispositions of real estate (including gains on dispositions of unconsolidated real estate and other and gains within discontinued operations) of $314.2 million for the second quarter 2008, compared with gains of $24.9 million for the second quarter 2007.
See Supplemental Schedule 8 for additional information on acquisition and disposition activity.

AIMCO 2nd Quarter 2008	Page 3

Redevelopment
Aimco actively reinvests in and upgrades its portfolio through property redevelopments. At the end of the second quarter 2008, Aimco had 44 active conventional redevelopment projects and 18 active tax credit redevelopment projects in process. Aimco’s share of total redevelopment expenditures was $81.3 million during the second quarter 2008. Conventional redevelopment project expenditures totaled $61.6 million and tax credit redevelopment project expenditures totaled $19.7 million for the quarter. Further information on redevelopment projects is provided in Supplemental Schedule 10.
Additional Financial Information
INTEREST INCOME – Consolidated interest income was $0.7 million for the second quarter 2008 compared with $10.1 million for the second quarter 2007. Interest income is earned in part from money market and interest bearing accounts as well as on notes receivable from unconsolidated partnerships and non-affiliates. The decrease in interest income of $9.4 million is the result of lower interest rates, the repayment of certain high yielding notes receivable from unconsolidated partnerships in the second quarter 2007 and an adjustment to accretion of discounted notes receivable.
DEBT ACTIVITY – During the six months ended June 30, 2008, Aimco closed loans on 47 properties generating gross proceeds of $443.3 million at a weighted average interest rate of 5.41%. This included refinancing $151.2 million in existing mortgage loans. After repayment of existing property debt, transaction costs and distributions to limited partners, Aimco’s share of net proceeds was $255.5 million.
As of June 30, 2008, Aimco had $7.4 billion of consolidated debt outstanding, which consisted of: $5.6 billion of fixed rate mortgage debt; $1.7 billion of floating rate property and corporate debt; and $87.8 million of other borrowings. In addition, Aimco had $100.0 million of floating rate preferred stock outstanding. The fixed and floating rate property debt is primarily non-recourse. Aimco’s FFO exposure to changes in floating interest rates is mitigated by $684.3 million of tax-exempt bonds with rates tied to the Securities Industry and Financial Markets Association Municipal Swap Index (SIFMA) (previously named the Bond Market Association Index), which moves at approximately 0.68% for a 1.00% change in LIBOR. Aimco’s exposure is further offset by floating rate assets, such as cash and notes receivable, and interest capitalized on entitlement and redevelopment properties. Based on Aimco’s proportionate share of quarter-end balances (see Supplemental Schedule 3), Aimco estimates its sensitivity to a 100 basis point change in LIBOR to be approximately $0.02 per share per quarter.
See Supplemental Schedule 5 for more detail on debt characteristics and activity.
INTEREST EXPENSE – Consolidated interest expense was $102.4 million for the second quarter 2008 compared with $95.6 million for the second quarter 2007. The $6.8 million increase in interest expense is the result of higher balances on property debt, partially offset by lower weighted average interest rates.
STOCKHOLDERS’ EQUITY – During the second quarter 2008, Aimco repurchased approximately 3.9 million shares of its Class A Common Stock at an average price of $38.91 per share for a total cost of $152.9 million.
During the month of July 2008, Aimco repurchased approximately 2.9 million shares of its Class A Common Stock at an average price of $34.45 per share for a total cost of $100.0 million. Since Aimco began repurchasing shares during the third quarter 2006, the company has repurchased approximately 21.7 million shares, or approximately 22% of shares outstanding on June 30, 2006, at an average price of $40.15 per share for a total cost of $869.6 million.
Although for financial statement purposes GAAP requires that historical share repurchases be restated to reflect shares issued in connection with the special dividend paid on January 30, 2008, the number of shares repurchased as described above has not been adjusted.
We are currently authorized to repurchase approximately 21.3 million additional shares. Repurchases may be made from time to time in the open market or in privately negotiated transactions.
G&A – General and administrative expenses for the second quarter 2008 of $27.1 million increased $3.0 million when compared with the second quarter 2007 primarily due to personnel and related costs.

AIMCO 2nd Quarter 2008	Page 4

Outlook
For the third quarter 2008, FFO, before impairment losses and preferred redemption charges, is expected to be in a range from $0.86 to $0.90 per share and we are increasing our full year FFO guidance from a range of $3.22 to $3.38 per share to a range of $3.33 to $3.43 per share. Please refer to the Outlook Schedule, which follows the Consolidated Financial Statements in this release, for more detail on third quarter and full year 2008 guidance.
Dividends on Common Stock
As announced on July 18, 2008, the Aimco Board of Directors declared a special dividend of $3.00 per share of Class A Common Stock, to be paid on August 29, 2008, to stockholders of record on July 28, 2008. A portion of the special dividend in the amount of $0.60 per share represents payment of the regular dividend for the quarter ended June 30, 2008, and a portion represents an additional dividend payment in the amount of $2.40 per share associated with actual and projected taxable gains arising from property dispositions in 2008.
The special dividend will be payable in a combination of cash and additional shares of Class A Common Stock. The aggregate amount of cash payable to stockholders in the special dividend, other than cash payable in lieu of fractional shares, is not expected to exceed $51.3 million. Subject to this limitation on the aggregate amount of cash payable, stockholders will have the option to make an election to receive payment of the special dividend in cash or in shares, except that cash will be paid in lieu of fractional shares. Stockholders who do not make an election, or elect to receive the special dividend in all cash, will receive payment in the form of at least $0.60 per share in cash.
A prospectus and election form will be mailed to stockholders on or about August 4, 2008, and will describe in more detail the terms of the special dividend, including the ability of stockholders to elect to receive the special dividend in the form of cash or shares of Aimco’s Class A Common Stock, and a limitation on the aggregate amount of cash to be included in the special dividend. The election must be made prior to 5:00 p.m. Eastern time on August 20, 2008.
Aimco expects the special dividend to be a taxable dividend to its stockholders, without regard to whether a particular stockholder receives the dividend in the form of cash or shares. It therefore allows Aimco to satisfy its REIT distribution requirement while preserving cash for other corporate purposes, including share repurchases.
Share and per share amounts disclosed in the accompanying earnings release and supplemental schedules have not been retroactively adjusted for the effect of shares to be issued pursuant to this special dividend, as the number of shares is not presently determinable. Such retroactive adjustments will be reflected in earnings releases and financial information prepared subsequent to the payment date.
Cash dividends declared on Class A Common Stock attributable to the six months ended June 30, 2008, totaled $1.20 per share, or 100% of AFFO (undiluted) and 74% of FFO (diluted), on a per share basis, and a 7.0% cash yield based on the $34.06 closing price of Aimco’s Class A Common Stock on June 30, 2008. Cash dividends attributable to the six months ended June 30, 2008, include that portion of the July 2008 special dividend which represents payment of the regular dividend for the second quarter 2008.
Earnings Conference Call
Please join Aimco management for the Second Quarter 2008 earnings conference call to be held Friday, August 1, 2008, at 1:00 p.m. Eastern time. You may join the conference call through an Internet audiocast by clicking on the Webcast link on Aimco’s website at www.aimco.com/CorporateInformation/Overview.aspx. Alternatively, you may join the conference call via telephone by dialing 800.860.2442, or 412.858.4600 for international callers, and indicating that you wish to join the Apartment Investment and Management Company Second Quarter 2008 earnings conference call. If you are unable to join the live conference call, you may access the conference call replay for seven days by dialing 877.344.7529, or 412.317.0088 for international callers, passcode 421210, or you may access the audiocast replay by clicking on the Webcasts link on Aimco’s website at www.aimco.com/CorporateInformation/About/Financial/news.aspx.

AIMCO 2nd Quarter 2008	Page 5

Supplemental Information
The full text of this release and the Supplemental Information referenced in this release is available on Aimco’s Website at the link http://www.aimco.com/CorporateInformation/About/Financial/QEarnRelease.aspx.
Forward-looking Statements
This earnings release and Supplemental Information contain forward-looking statements, including statements regarding projected results and specifically forecasts of second quarter and full year 2008 results. These forward-looking statements are based on management’s judgment as of this date and include certain risks and uncertainties. Risks and uncertainties include, but are not limited to, Aimco’s ability to maintain current or meet projected occupancy, rent levels and Same Store results and Aimco’s ability to close transactions necessary to generate fee income as anticipated. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors that are beyond the control of Aimco including, without limitation: natural disasters and severe weather such as hurricanes; national and local economic conditions; the general level of interest rates; energy costs; the terms of governmental regulations that affect Aimco and interpretations of those regulations; the competitive environment in which Aimco operates; financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; real estate risks, including fluctuations in real estate values and the general economic climate in the markets in which Aimco operates and competition for tenants in such markets; insurance risk; acquisition and development risks, including failure of such acquisitions to perform in accordance with projections; the timing of acquisitions and dispositions; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by Aimco. In addition, our current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on our ability to meet the various requirements imposed by the Internal Revenue Code, through actual operating results, distribution levels and diversity of stock ownership. Readers should carefully review Aimco’s financial statements and notes thereto, as well as the risk factors described in Aimco’s Annual Report on Form 10-K for the year ended December 31, 2007, and the other documents Aimco files from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances. This press release does not constitute an offer of any securities for sale.
About Aimco
Aimco is a real estate investment trust headquartered in Denver, Colorado that owns and operates a geographically diversified portfolio of apartment communities. Aimco, through its subsidiaries and affiliates, is the largest owner and operator of apartment communities in the United States with 1,114 properties, including 188,672 apartment units, and serves approximately 750,000 residents each year. Aimco’s properties are located in 46 states, the District of Columbia and Puerto Rico. Aimco common shares are traded on the New York Stock Exchange under the ticker symbol AIV and are included in the S&P 500. For more information about Aimco, please visit our website at www.aimco.com.

AIMCO 2nd Quarter 2008	Page 6

GAAP Income Statements
Consolidated Statements of Income
(in thousands, except per share data) (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
REVENUES:
Rental and other property revenues	$384,191	$372,289	$768,354	$734,645
Property management revenues, primarily from affiliates	1,415	1,271	3,519	3,367
Asset management and tax credit revenues	38,175	15,178	51,027	26,808

Total revenues	423,781	388,738	822,900	764,820

OPERATING EXPENSES:
Property operating expenses	174,158	168,992	361,441	336,618
Property management expenses	1,187	2,452	2,457	3,935
Investment management expenses	5,728	5,521	10,017	9,987
Depreciation and amortization	120,692	110,743	239,086	221,923
General and administrative expenses	27,064	24,024	48,488	46,100
Other expenses (income), net	5,459	(3,128)	10,297	(379)

Total operating expenses	334,288	308,604	671,786	618,184

Operating income	89,493	80,134	151,114	146,636

Interest income	718	10,107	9,114	20,154
Provision for losses on notes receivable	(534)	(735)	(1,693)	(2,278)
Interest expense	(102,365)	(95,578)	(203,677)	(190,586)
Deficit distributions to minority partners	(1,265)	(1,554)	(5,276)	(2,482)
Equity in (losses) earnings of unconsolidated real estate partnerships	(843)	930	(1,872)	(2,055)
Real estate impairment losses	(2,518)	—	(2,518)	—
Gain on dispositions of unconsolidated real estate and other	139	602	129	1,695
Gain on extinguishment of debt	—	—	—	19,373

Loss before minority interests and discontinued operations	(17,175)	(6,094)	(54,679)	(9,543)

Minority interests:
Minority interest in consolidated real estate partnerships	(2,352)	(85)	4,590	(3,793)
Minority interest in Aimco Operating Partnership, preferred [1]	(1,925)	(1,782)	(3,707)	(3,564)
Minority interest in Aimco Operating Partnership, common [1]	3,437	2,240	7,908	4,661

Total minority interests	(840)	373	8,791	(2,696)

Loss from continuing operations	(18,015)	(5,721)	(45,888)	(12,239)

Income from discontinued operations, net [3]	274,054	25,050	277,381	56,776

Net income	256,039	19,329	231,493	44,537

Net income attributable to preferred stockholders	13,670	16,346	27,878	32,694

Net income attributable to common stockholders	$242,369	$2,983	$203,615	$11,843

Weighted average common shares outstanding [2]	87,790	100,494	89,381	100,494

Weighted average common shares and common share equivalents outstanding [2]	87,790	100,494	89,381	100,494

Earnings (loss) per common share — basic [2]:
Loss from continuing operations (net of income attributable to preferred stockholders)	$(0.36)	$(0.22)	$(0.83)	$(0.45)
Income from discontinued operations	3.12	0.25	3.11	0.57

Net income attributable to common stockholders	$2.76	$0.03	$2.28	$0.12

Earnings (loss) per common share — diluted [2]:
Loss from continuing operations (net of income attributable to preferred stockholders)	$(0.36)	$(0.22)	$(0.83)	$(0.45)
Income from discontinued operations	3.12	0.25	3.11	0.57

Net income attributable to common stockholders	$2.76	$0.03	$2.28	$0.12

AIMCO 2nd Quarter 2008	Page 7

GAAP Income Statements (continued)
Notes to Consolidated Statements of Income

[1]	The Aimco Operating Partnership is AIMCO Properties, L.P., the operating partnership in Aimco’s UPREIT structure.

[2]
Weighted average share, common share equivalent and earnings per share amounts for each of the periods presented above have been retroactively adjusted for the effect of shares of common stock issued January 30, 2008, pursuant to the special dividend declared by Aimco’s Board of Directors on December 21, 2007.

[3]	Income from discontinued operations of consolidated properties consists of the following (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Rental and other property revenues	$36,207	$54,288	$76,661	$113,452
Property operating expenses	(19,606)	(25,774)	(40,214)	(56,990)
Depreciation and amortization	(5,884)	(12,662)	(15,939)	(26,985)
Other expenses, net	(2,271)	(651)	(2,498)	(1,885)

Operating Income	8,446	15,201	18,010	27,592
Interest income	39	367	340	782
Interest expense	(5,383)	(9,842)	(12,695)	(22,607)
Gain on extinguishment of debt	—	—	—	22,852
Minority interest in consolidated real estate partnerships	257	35	174	(2,064)

Income before gain on dispositions of real estate, impairment losses, deficit distributions to minority partners, income taxes and minority interest in Aimco Operating Partnership	3,359	5,761	5,829	26,555
Gain on dispositions of real estate, net of minority partners’ interest	314,025	24,311	315,350	39,901
Real estate impairment (losses) recoveries, net	(4,018)	60	(4,018)	(783)
Recovery of deficit distributions (deficit distributions) to minority partners	7,701	81	7,510	(321)
Income tax arising from disposals	(17,149)	(2,597)	(17,063)	(2,761)
Minority interest in Aimco Operating Partnership	(29,864)	(2,566)	(30,227)	(5,815)

Income from discontinued operations	$274,054	$25,050	$277,381	$56,776

AIMCO 2nd Quarter 2008	Page 8

GAAP Balance Sheets
Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30, 2008	December 31, 2007
ASSETS
Buildings and improvements	$9,275,563	$8,944,353
Land	2,551,108	2,542,322
Accumulated depreciation	(2,962,147)	(2,747,403)

NET REAL ESTATE	8,864,524	8,739,272
Cash and cash equivalents	330,163	210,461
Restricted cash	316,892	316,233
Accounts receivable	78,439	71,463
Accounts receivable from affiliates	32,420	34,958
Deferred financing costs	68,768	74,166
Notes receivable from unconsolidated real estate partnerships	31,869	35,186
Notes receivable from non-affiliates	147,635	143,054
Investment in unconsolidated real estate partnerships	106,388	117,217
Other assets	192,851	207,857
Deferred income tax asset, net	11,059	14,426
Assets held for sale	145,670	642,239

TOTAL ASSETS	$10,326,678	$10,606,532

LIABILITIES AND STOCKHOLDERS’ EQUITY
Property tax-exempt bond financing	$910,300	$901,985
Property loans payable	5,809,951	5,563,703
Term loans	475,000	475,000
Credit facility	145,000	—
Other borrowings	87,839	75,057

TOTAL INDEBTEDNESS	7,428,090	7,015,745
Accounts payable	30,931	56,792
Accrued liabilities and other	366,197	449,485
Deferred income	205,494	201,498
Security deposits	48,450	45,622
Liabilities related to assets held for sale	113,723	532,645

TOTAL LIABILITIES	8,192,885	8,301,787

Minority interest in consolidated real estate partnerships	415,835	441,778
Minority interest in Aimco Operating Partnership	124,337	113,263

STOCKHOLDERS’ EQUITY
Perpetual preferred stock	723,500	723,500
Class A Common Stock	874	961
Additional paid-in capital	2,740,890	3,049,417
Notes due on common stock purchases	(4,125)	(5,441)
Distributions in excess of earnings	(1,867,518)	(2,018,733)

TOTAL STOCKHOLDERS’ EQUITY	1,593,621	1,749,704

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,326,678	$10,606,532

AIMCO 2nd Quarter 2008	Page 9

Outlook and Forward Looking Statement
Third Quarter and Full Year 2008
(unaudited)
This Earnings Release and Supplemental Information contain forward-looking statements, including statements regarding projected results and specifically forecasts of third quarter and full year 2008 results. These forward-looking statements are based on management’s judgment as of this date and include certain risks and uncertainties. Risks and uncertainties include, but are not limited to, Aimco’s ability to maintain current or meet projected occupancy, rent levels and Same Store results and Aimco’s ability to close transactions necessary to generate transactional income as anticipated.
Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors that are beyond the control of Aimco including, without limitation: natural disasters and severe weather such as hurricanes; national and local economic conditions; the general level of interest rates; energy costs; the terms of governmental regulations that affect Aimco and interpretations of those regulations; the competitive environment in which Aimco operates; financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets; insurance risk; acquisition and development risks, including failure of such acquisitions to perform in accordance with projections; the timing of acquisitions and dispositions; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by Aimco. In addition, our current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on our ability to meet the various requirements imposed by the Internal Revenue Code through actual operating results, distribution levels and diversity of stock ownership.
Readers should carefully review Aimco’s financial statements and notes thereto, as well as the risk factors described in Aimco’s Annual Report on Form 10-K for the year ended December 31, 2007, and the other documents Aimco files from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances.

	Third Quarter 2008	Full Year 2008
GAAP earnings per share [1][4]	-$0.34 to -$0.30	$1.68 to $1.78
FFO per share [2][5]	$0.86 to $0.90	$3.33 to $3.43
AFFO per share [5]	[3]	greater than $2.40
2008 Same Store operating assumptions:
Weighted average daily occupancy	94% to 95%	94% to 95%
NOI change — sequential	-1.5% to -2.5%
NOI change — 2008 vs. 2007	2.5% to 3.5%	2.5% to 4.5%

[1]
Aimco’s earnings per share guidance does not include estimates for (i) gains on dispositions or impairment losses due to the unpredictable timing of transactions, (ii) gains or losses on early repayment of debt, (iii) preferred stock redemption related costs or (iv) potential future share repurchases.

[2]	FFO per share represents FFO before impairment and preferred redemption related charges.

[3]	Outlook for AFFO is provided on an annual basis.

[4]	The GAAP earnings per share is calculated based on 84.0 million and 86.6 million weighted average common shares (diluted) for third quarter 2008 and full year 2008, respectively.

[5]	FFO per share and AFFO per share are calculated based on 84.5 million and 88.1 million weighted average common shares (diluted) for the third quarter 2008 and full year 2008, respectively.

AIMCO 2nd Quarter 2008	Page 10

Special Supplement to Second Quarter 2008 Earnings Release
2007 Special Dividend
As announced on December 21, 2007, the Aimco Board of Directors declared a special dividend of $2.51 per share of Class A Common Stock, paid on January 30, 2008, to stockholders of record on December 31, 2007. The special dividend was paid in a combination of approximately $55.0 million of cash and 4.6 million additional shares of Class A Common Stock based on stockholder elections, subject to certain limitations.
Generally Accepted Accounting Principles require that all reported per share data, for current and prior periods, be adjusted to reflect the issuance of the shares described above. The following table provides Aimco’s results for the three and six months ended June 30, 2007, as reported in 2007, prior to the special dividend, and as currently reported, after the effect of the special dividend:

	Three Months Ended	Six Months Ended
Financial Results	June 30, 2007	June 30, 2007

Earnings — EPS, excluding special dividend	$0.03	$0.12
Earnings — EPS, including special dividend	$0.03	$0.12

Funds from operations — FFO, excluding special dividend	$0.88	$1.62
Funds from operations — FFO, including special dividend	$0.84	$1.55

FFO before impairment and preferred redemption charges, excluding special dividend	$0.88	$1.63
FFO before impairment and preferred redemption charges, including special dividend	$0.84	$1.55

Adjusted funds from operations — AFFO, excluding special dividend	$0.64	$1.22
Adjusted funds from operations — AFFO, including special dividend	$0.61	$1.17

Calculation of Weighted Average Shares

Earnings — EPS
Weighted average common shares — diluted, excluding the special dividend	95,973	95,972
Weighted average common shares — diluted, attributable to the special dividend	4,521	4,522

Weighted average common shares — diluted, including the special dividend	100,494	100,494

Funds from operations — FFO
Weighted average common shares — diluted, excluding the special dividend	99,200	99,608
Weighted average common shares — diluted, attributable to the special dividend	4,646	4,650

Weighted average common shares — diluted, including the special dividend	103,846	104,258

FFO before impairment and preferred redemption charges
Weighted average common shares — diluted, excluding the special dividend	99,200	99,608
Weighted average common shares — diluted, attributable to the special dividend	4,646	4,650

Weighted average common shares — diluted, including the special dividend	103,846	104,258

Adjusted funds from operations — AFFO
Weighted average common shares — diluted, excluding the special dividend	99,128	99,572
Weighted average common shares — diluted, attributable to the special dividend	4,642	4,649

Weighted average common shares — diluted, including the special dividend	103,770	104,221

AIMCO 2nd Quarter 2008	Page 11

AIMCO 2nd Quarter 2008

SUPPLEMENTAL INFORMATION

AIMCO

Apartment Investment and Management Company

Page

3	Schedule 1	—	Funds From Operations and Adjusted Funds From Operations

5	Schedule 2	—	Proportionate Operating Results Presentation

7	Schedule 3	—	Proportionate Balance Sheet Presentation

8	Schedule 4	—	Share Data

9	Schedule 5	—	Selected Debt Structure and Maturity Data

11	Schedule 6a	—	Same Store Operating Results (2Q 2008 v. 2Q 2007)

12	Schedule 6b	—	Same Store Operating Results (2Q 2008 v. 1Q 2008)

13	Schedule 6c	—	Same Store Operating Results (YTD 2Q 2008 v. YTD 2Q 2007)

14	Schedule 7	—	Total Conventional Portfolio Data by Market

15	Schedule 8	—	Property Acquisition and Sales Activity

16	Schedule 9	—	Capital Expenditures

17	Schedule 10	—	Summary of Redevelopment Activity

18	Schedule 11	—	Aimco Capital

19	Schedule 12	—	Apartment Unit Summary

20	Glossary

AIMCO 2nd Quarter 2008	Page 2

Supplemental Schedule 1
Funds From Operations and Adjusted Funds From Operations
(in thousands, except per share data) (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Net income attributable to common stockholders [1]	$242,369	$2,983	$203,615	$11,843
Adjustments:
Depreciation and amortization	120,692	110,743	239,086	221,923
Depreciation and amortization related to non-real estate assets	(5,027)	(4,795)	(8,926)	(11,355)

Depreciation of rental property related to minority partners and unconsolidated entities [2] [3]	(3,989)	(1,808)	(14,048)	(13,752)
Gain on dispositions of unconsolidated real estate and other	(139)	(602)	(129)	(1,695)
Deficit distributions (recovery of deficit distributions) to minority partners [4]	1,265	1,554	5,276	2,482
Discontinued operations:
Gain on dispositions of real estate, net of minority partners’ interest [2]	(314,025)	(24,311)	(315,350)	(39,901)
Depreciation of rental property, net of minority partners’ interest [2] [3]	5,233	9,520	13,936	4,021
Deficit distributions (recovery of deficit distributions) to minority partners [4]	(7,701)	(81)	(7,510)	321
Income tax arising from disposals	17,149	2,597	17,063	2,761
Minority interests in Aimco Operating Partnership’s share of above adjustments	17,971	(8,525)	6,857	(15,257)
Preferred stock dividends	13,670	16,346	27,878	32,694

Funds From Operations	$87,468	$103,621	$167,748	$194,085
Preferred stock dividends	(13,670)	(16,346)	(27,878)	(32,694)
Dividends/distributions on dilutive preferred securities	1,759	58	3,092	58

Funds From Operations Attributable to Common Stockholders — Diluted	$75,557	$87,333	$142,962	$161,449
Real estate impairment losses, continuing operations [5]	2,518	—	2,518	—
Real estate impairment losses, discontinued operations [5]	4,018	(60)	4,018	783
Minority interests in Aimco Operating Partnership’s share of above adjustments	(635)	6	(635)	(73)
Dividends/distributions on dilutive preferred securities	17	—	17	—

Funds From Operations Attributable to Common Stockholders — Diluted (excluding impairment losses)	$81,475	$87,279	$148,880	$162,159

Capital Replacements	(23,959)	(25,968)	(45,316)	(44,653)
Minority interest in Aimco Operating Partnership’s share of Capital Replacements	2,354	2,386	4,402	4,134
Dividends/distributions on non-dilutive preferred securities	(1,717)	(58)	(3,050)	(58)

Adjusted Funds From Operations Attributable to Common Stockholders — Diluted	$58,153	$63,639	$104,916	$121,582

Funds From Operations Attributable to Common Stockholders — Diluted:
Weighted average common shares, common share equivalents and dilutive preferred securities outstanding [6][7]:
Common shares and equivalents	88,286	103,770	89,776	104,221
Dilutive preferred securities	2,332	76	2,117	38

	90,618	103,846	91,893	104,258

Funds From Operations (excluding impairment losses)
Weighted average common shares, common share equivalents and dilutive preferred securities outstanding [6][7]:
Common shares and equivalents	88,286	103,770	89,776	104,221
Dilutive preferred securities	2,351	76	2,126	38

	90,637	103,846	91,902	104,258

Adjusted Funds From Operations Attributable to Common Stockholders — Diluted
Weighted average common shares, common share equivalents and dilutive preferred securities outstanding [6][7]:
Common shares and equivalents	88,286	103,770	89,776	104,221
Dilutive preferred securities	103	—	51	—

	88,389	103,770	89,827	104,221

Per Share [6]:
Funds From Operations — Diluted	$0.83	$0.84	$1.56	$1.55
Funds From Operations — Diluted (excluding impairment losses)	$0.90	$0.84	$1.62	$1.55
Adjusted Funds From Operations — Diluted	$0.66	$0.61	$1.17	$1.17
Dividends paid [8]	$0.60	$0.60	$3.11	$1.20

AIMCO 2nd Quarter 2008	Page 3

Supplemental Schedule 1 (continued)
Notes to Funds From Operations and Adjusted Funds From Operations

[1]	Represents the numerator for calculating basic earnings per common share in accordance with GAAP.

[2]	“Minority partners’ interest” means minority interest in our consolidated real estate partnerships.

[3]
Adjustments related to minority partners’ share of depreciation of rental property for the six months ended June 30, 2007, include the subtraction of $15.1 million and $17.8 million for continuing operations and discontinued operations, respectively, related to the VMS debt extinguishment gains. These subtractions are required because we added back the minority partners’ share of depreciation related to rental property in determining FFO in prior periods. Accordingly, the net effect of the VMS debt extinguishment gains on FFO for the six months ended June 30, 2007, was an increase of $9.3 million ($8.4 million after minority interest in Aimco Operating Partnership).

[4]
In accordance with GAAP, deficit distributions to minority partners are charges recognized in Aimco’s income statement when cash is distributed to a non-controlling partner in a consolidated real estate partnership in excess of the positive balance in such partner’s capital account, which is classified as minority interest on the balance sheet. Aimco records these charges for GAAP purposes even though there is no economic effect or cost. Deficit distributions to minority partners occur when the fair value of the underlying real estate exceeds its depreciated net book value because the underlying real estate has appreciated or maintained its value. As a result, the recognition of expense for deficit distributions to minority partners represents, in substance, either (1) recognition of depreciation previously allocated to the non-controlling partner or (2) a payment related to the non-controlling partner’s share of real estate appreciation. Based on NAREIT’s White Paper guidance that requires real estate depreciation and gains to be excluded from FFO, Aimco adds back deficit distributions and subtracts related recoveries in its reconciliation of net income to FFO.

[5]
On October 1, 2003, NAREIT clarified its definition of FFO to include impairment losses, which previously had been added back to calculate FFO. Although Aimco’s presentation conforms with the NAREIT definition, Aimco considers such approach to be inconsistent with the treatment of gains on dispositions of real estate, which are not included in FFO. Aimco no longer adds back impairment losses when computing FFO in accordance with this clarification. FFO for the three and six months ended June 30, 2008, includes impairment losses of $6.5 million. FFO for the three and six months ended June 30, 2007, includes recoveries of impairment losses of $0.1 million and net impairment losses of $0.8 million, respectively.

[6]
Weighted average common shares, common share equivalents, dilutive preferred securities and per share funds from operations and adjusted funds from operations amounts for each of the periods presented above have been retroactively adjusted for the effect of shares of Common Stock issued on January 30, 2008, pursuant to the special dividend declared by Aimco’s Board of Directors on December 21, 2007.

[7]	Represents the denominator for calculating Aimco’s diluted earnings per common share in accordance with GAAP plus additional common share equivalents that are dilutive for FFO or AFFO.

[8]
Dividends paid per share for the periods presented have not been adjusted to give effect to shares of Common Stock issued on January 30, 2008, pursuant to the special dividend declared by Aimco’s Board of Directors on December 21, 2007. The $2.51 per share dividend paid January 30, 2008, was paid in a combination of cash and shares of Common Stock.

AIMCO 2nd Quarter 2008	Page 4

Supplemental Schedule 2

Proportionate Operating Results Presentation (in thousands) (unaudited)	(page 1 of 2)

	Three Months Ended June 30, 2008				Six Months Ended June 30, 2008
		Proportionate				Proportionate
	Aimco	Share of	Minority	Proportionate	Aimco	Share of	Minority	Proportionate
	GAAP Income	Unconsolidated	Partners’	Income	GAAP Income	Unconsolidated	Partners’	Income
	Statement	Partnerships	Interest	Statement	Statement	Partnerships	Interest	Statement
Revenues:
Rental and other property revenues:
Same Store properties [1] [2]	$256,529	$430	$(24,253)	$232,706	$512,471	$856	$(49,847)	$463,480
Acquisition properties [1]	6,949	—	—	6,949	14,538	—	—	14,538
Redevelopment properties [1]	41,981	—	(4,229)	37,752	83,871	—	(8,534)	75,337
Other properties [1]	17,695	190	(1,263)	16,622	35,305	352	(2,543)	33,114
Affordable properties [1]	61,037	5,600	(20,739)	45,898	122,169	11,307	(41,607)	91,869

Total rental and other property revenues	384,191	6,220	(50,484)	339,927	768,354	12,515	(102,531)	678,338
Property management revenues, primarily from affiliates [3]	1,415	(266)	2,554	3,703	3,519	(543)	5,124	8,100
Asset management and tax credit revenues	38,175	—	—	38,175	51,027	—	—	51,027

Total revenues	423,781	5,954	(47,930)	381,805	822,900	11,972	(97,407)	737,465

Operating expenses:
Property operating expenses:
Same Store properties [2]	101,863	195	(9,896)	92,162	206,862	434	(20,884)	186,412
Acquisition properties	3,448	—	—	3,448	7,352	—	—	7,352
Redevelopment properties	17,555	—	(2,115)	15,440	35,766	—	(4,233)	31,533
Other properties	8,534	113	(601)	8,046	17,079	194	(1,201)	16,072
Affordable properties	31,208	3,106	(11,442)	22,872	64,302	5,773	(23,606)	46,469
Casualties, Conventional	4,165	(142)	685	4,708	9,635	8	830	10,473
Casualties, Affordable	(2,546)	36	1,971	(539)	(587)	(17)	1,457	853
Property management expenses, Conventional [4]	8,083	—	(570)	7,513	17,407	—	(1,166)	16,241
Property management expenses, Affordable [4]	1,848	—	(531)	1,317	3,625	—	(1,049)	2,576

Total property operating expenses	174,158	3,308	(22,499)	154,967	361,441	6,392	(49,852)	317,981

Property management expenses [5]	1,187	—	1,101	2,288	2,457	—	2,215	4,672
Investment management expenses	5,728	—	—	5,728	10,017	—	—	10,017
Depreciation and amortization	120,692	1,016	(5,079)	116,629	239,086	2,205	(16,402)	224,889
General and administrative expenses	27,064	22	(1,139)	25,947	48,488	43	(2,115)	46,416
Other expenses (income), net	5,459	1,704	(3,761)	3,402	10,297	3,301	(7,455)	6,143

Total operating expenses	334,288	6,050	(31,377)	308,961	671,786	11,941	(73,609)	610,118

Operating income	89,493	(96)	(16,553)	72,844	151,114	31	(23,798)	127,347
Interest income:
General partner loan interest	1,982	41	2,182	4,205	4,169	(87)	4,365	8,447
Money market and interest bearing accounts	2,570	305	(474)	2,401	7,114	509	(1,159)	6,464
Accretion on discounted notes receivable	(3,834)	—	—	(3,834)	(2,169)	—	—	(2,169)

Total interest income	718	346	1,708	2,772	9,114	422	3,206	12,742
Provision for losses on notes receivable	(534)	—	—	(534)	(1,693)	—	—	(1,693)
Interest expense:
Property debt (primarily non-recourse)	(99,074)	(1,094)	12,663	(87,505)	(197,590)	(2,329)	25,680	(174,239)
Lines of credit	(9,676)	—	—	(9,676)	(19,890)	—	—	(19,890)
Capitalized interest	6,385	1	(170)	6,216	13,803	4	(498)	13,309

Total interest expense	(102,365)	(1,093)	12,493	(90,965)	(203,677)	(2,325)	25,182	(180,820)

Deficit distributions to minority partners	(1,265)	—	—	(1,265)	(5,276)	—	—	(5,276)
Equity in losses of unconsolidated real estate partnerships	(843)	843	—	—	(1,872)	1,872	—	—
Real estate impairment losses	(2,518)	—	—	(2,518)	(2,518)	—	—	(2,518)
Gain on dispositions of unconsolidated real estate and other	139	—	—	139	129	—	—	129

Loss before minority interests and discontinued operations	(17,175)	—	(2,352)	(19,527)	(54,679)	—	4,590	(50,089)
Minority interests:
Minority interest in consolidated real estate partnerships	(2,352)	—	2,352	—	4,590	—	(4,590)	—
Minority interest in Aimco Operating Partnership	1,512	—	—	1,512	4,201	—	—	4,201

Total minority interests	(840)	—	2,352	1,512	8,791	—	(4,590)	4,201

Loss from continuing operations	(18,015)	—	—	(18,015)	(45,888)	—	—	(45,888)
Income from discontinued operations, net	274,054	—	—	274,054	277,381	—	—	277,381

Net income	256,039	—	—	256,039	231,493	—	—	231,493
Net income attributable to preferred stockholders	13,670	—	—	13,670	27,878	—	—	27,878

Net income attributable to common stockholders	$242,369	$—	$—	$242,369	$203,615	$—	$—	$203,615

(See footnotes on page 2 of 2)

AIMCO 2nd Quarter 2008	Page 5

Supplemental Schedule 2

Proportionate Operating Results Presentation (in thousands) (unaudited)	(page 2 of 2)

	Three Months	Six Months
	Ended	Ended
	June 30, 2008	June 30, 2008
Components of FFO:
Real estate operations:
Rental and other property revenues	$339,927	$678,338
Property operating expenses	(154,967)	(317,981)

Net real estate operations	184,960	360,357
Property management, net	1,415	3,428
Asset management and tax credit revenues, net of investment management expenses	32,447	41,010
Depreciation and amortization related to non-real estate assets	(4,953)	(8,777)
General and administrative expenses	(25,947)	(46,416)
Other expenses, net	(3,402)	(6,143)
Interest income	2,772	12,742
Provision for losses on notes receivable	(534)	(1,693)
Interest expense	(90,965)	(180,820)
Discontinued operations:
Operations and other	13,161	30,530
Interest expense	(4,569)	(10,764)
Preferred stock dividends	(13,670)	(27,878)
Preferred partnership unit distributions	(1,925)	(3,707)
Dividends/distributions on dilutive preferred securities	1,776	3,109

Subtotal before minority interest in Aimco Operating Partnership	$90,566	$164,978
Minority interest in common units of Aimco Operating Partnership	(9,091)	(16,098)

FFO Attributable to Common Stockholders — Diluted (excluding impairment losses)	$81,475	$148,880

Reconciliation of Net Income to FFO and AFFO:
Net income	$256,039	$231,493
Depreciation and amortization	116,629	224,889
Depreciation and amortization related to non-real estate assets	(4,953)	(8,777)
Deficit distributions to minority partners	1,265	5,276
Loss on dispositions of unconsolidated real estate and other	(139)	(129)
Discontinued operations	(299,344)	(291,861)
Real estate impairment losses, continuing operations	2,518	2,518
Real estate impairment losses, discontinued operations	4,018	4,018
Minority interest in Aimco Operating Partnership’s share of adjustments	17,336	6,222
Preferred stock dividends	(13,670)	(27,878)
Dividends/distributions on dilutive preferred securities	1,776	3,109

FFO Attributable to Common Stockholders — Diluted (excluding impairment losses)	$81,475	$148,880
Capital Replacements	(23,959)	(45,316)
Minority interest in Aimco Operating Partnership’s share of Capital Replacements	2,354	4,402
Dividends/distributions on non-dilutive preferred securities	(1,717)	(3,050)

AFFO Attributable to Common Stockholders — Diluted	$58,153	$104,916

Notes to Schedule 2:

[1]	See definitions and descriptions in Glossary.

[2]
Same store amounts in this schedule differ from the same store amounts in Schedule 6. Any such differences are the result of (a) certain variations in the treatment of intercompany eliminations in GAAP versus non-GAAP measures; (b) the effect of changing ownership percentages over time due to Aimco’s acquisition of additional partnership interests and (c) the elimination of non-recurring items that if included in Schedule 6 would distort Schedule 6 same store results.

[3]
Property management revenues reported in Aimco’s GAAP income statement reflect fees charged to unconsolidated properties. Property management revenues reported in the proportionate income statement reflect the minority partners’ share of fees charged to both consolidated and unconsolidated properties.

[4]
Property management expenses reported on this line in Aimco’s GAAP income statement reflect expenses related to the management of consolidated properties. Property management expenses reported on this line in the proportionate income statement reflect Aimco’s share of both consolidated and unconsolidated property management expenses.

[5]
Property management expenses reported on this line in Aimco’s GAAP income statement reflect expenses related to the management of unconsolidated properties. Property management expenses reported on this line in the proportionate income statement reflect minority partners’ share of both consolidated and unconsolidated property management expenses.

AIMCO 2nd Quarter 2008	Page 6

Supplemental Schedule 3
Proportionate Balance Sheet Presentation
As of June 30, 2008
(in thousands) (unaudited)

		Proportionate
	Consolidated	Share of	Minority	Proportionate
	GAAP	Unconsolidated	Partners’	Balance
	Balance Sheet	Partnerships [1]	Interest [2]	Sheet [3]
ASSETS
Buildings and improvements	$9,275,563	$50,829	$(1,260,851)	$8,065,541
Land	2,551,108	1,992	(135,683)	2,417,417
Accumulated depreciation	(2,962,147)	(34,304)	691,085	(2,305,366)

NET REAL ESTATE	8,864,524	18,517	(705,449)	8,177,592
Cash and cash equivalents	330,163	1,138	(72,899)	258,402
Restricted cash	316,892	5,013	(58,587)	263,318
Accounts receivable	78,439	443	—	78,882
Accounts receivable from affiliates	32,420	—	—	32,420
Deferred financing costs	68,768	—	—	68,768
Notes receivable from unconsolidated real estate partnerships	31,869	—	—	31,869
Notes receivable from non-affiliates	147,635	—	—	147,635
Investment in unconsolidated real estate partnerships	106,388	20,828	—	127,216
Other assets	192,851 [4]	14,519	—	207,370
Deferred income tax asset, net	11,059	—	—	11,059
Assets held for sale	145,670	—	—	145,670

TOTAL ASSETS	$10,326,678	$60,458	$(836,935)	$9,550,201

LIABILITIES AND STOCKHOLDERS’ EQUITY
Property tax-exempt bond financing	$910,300	$33	$(25,130)	$885,203
Property loans payable	5,809,951	51,876	(788,274)	5,073,553
Term loans	475,000	—	—	475,000
Credit facility	145,000	—	—	145,000
Other borrowings	87,839	—	—	87,839

TOTAL INDEBTEDNESS	7,428,090	51,909	(813,404)	6,666,595
Accounts payable	30,931	8,549	—	39,480
Accrued liabilities and other	366,197	—	—	366,197
Deferred income	205,494 [5]	—	—	205,494
Security deposits	48,450	—	—	48,450
Liabilities related to assets held for sale	113,723	—	—	113,723

TOTAL LIABILITIES	8,192,885	60,458	(813,404)	7,439,939

Minority interest in consolidated real estate partnerships	415,835	—	(23,531)	392,304
Minority interest in Aimco Operating Partnership	124,337	—	—	124,337

NET OPERATING ASSETS		$—	$—	$1,593,621

STOCKHOLDERS’ EQUITY
Perpetual preferred stock	723,500
Class A Common Stock	874
Additional paid-in capital	2,740,890
Notes due on common stock purchases	(4,125)
Distributions in excess of earnings	(1,867,518)

TOTAL STOCKHOLDERS’ EQUITY	1,593,621

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,326,678

[1]	Total of Aimco’s proportionate share of selected unconsolidated balance sheet data.

[2]
Total of minority partners’ share of selected balance sheet data. Additionally, Aimco has notes receivable from consolidated partnerships which are eliminated in the GAAP balance sheet. The minority partners’ share of amounts payable to Aimco pursuant to those notes is $72.4 million.

[3]
Aimco’s proportionate consolidated balance sheet, which includes the GAAP balance sheet as of June 30, 2008, plus Aimco’s proportionate share of selected unconsolidated balance sheet data and less minority partners’ share of selected balance sheet data.

[4]	Other assets includes $81.9 million in goodwill and $2.0 million in investments in management contracts.

[5]
Deferred income includes $146.7 million of tax credit equity received that will be recognized in earnings as the related low income housing tax credits and other tax benefits are delivered to the tax credit investors.

AIMCO 2nd Quarter 2008	Page 7

Supplemental Schedule 4
Share Data
(in thousands) (unaudited)
Preferred Securities

	Shares/Units
	Outstanding
	as of		Redemption
	June 30, 2008		Date [1]	Coupon	Amount
Perpetual Preferred Stock:
Class G	4,050		7/15/2008	9.375%	$101,000
Class T	6,000		7/31/2008	8.000%	150,000
Class U	8,000		3/24/2009	7.750%	200,000
Class V	3,450		9/29/2009	8.000%	86,250
Class Y	3,450		12/21/2009	7.875%	86,250
Series A Community Reinvestment Act	0	[2]	6/30/2011	3.950%[3]	100,000

Total perpetual preferred stock					723,500

Preferred Partnership Units	3,252			7.988%[4]	89,079

Total outstanding preferred securities					$812,579

Common Stock and Equivalents

	Shares/Units	Weighted Average Shares / Units
	Outstanding	Three Months Ended		Six Months Ended
	as of	June 30, 2008		June 30, 2008
	June 30, 2008	Diluted EPS	Diluted FFO	Diluted EPS	Diluted FFO
Class A Common Stock [5] [10]	86,486	87,790	87,790	89,381	89,381
Dilutive securities:
Options, restricted stock and non-recourse shares [6] [10]	271	—	496	—	395
High Performance Units [7]	—	—	—	—	—
Convertible preferred securities [8] [10]	—	—	2,332	—	2,117

Total shares and dilutive share equivalents	86,757	87,790	90,618	89,381	91,893

Common Partnership Units and equivalents [9]	9,545	9,560	9,560	9,614	9,614

Total shares, units and dilutive share equivalents	96,302	97,350	100,178	98,995	101,507

Notes:

[1]	The redemption date is the date the securities are first eligible for redemption by Aimco.

[2]	Represents 200 shares at a liquidation preference per share of $500,000.

[3]	The dividend rate is a variable rate per annum equal to the Three-Month LIBOR Rate plus 1.25%, calculated as of the beginning of each quarterly dividend period.

[4]	Coupon is based on a weighted average.

[5]	Includes a deduction of 945,000 for non-recourse shares and unvested restricted stock.

[6]
Stock options, restricted stock and non-recourse shares are presumed to be dilutive as of June 30, 2008, and reflect the options and shares outstanding at the end of the period and the $34.06 share price at the end of the period. Dilution for the three and six months ended June 30, 2008, reflects the weighted average amounts during the period.

[7]
No equivalent common OP units would have been issued if the applicable measurement period for Class IX HPUs, which ends on December 31, 2008, had ended on June 30, 2008 (if dilutive). Accordingly no dilutive equivalents have been included in the calculation of dilutive securities.

[8]
Represents the number of common shares that would be issued upon conversion, if dilutive, considering the reduction preferred dividends/distributions that would result from conversion. The potential common shares that would be issued upon conversion is ignored in the determination of shares/units outstanding as of June 30, 2008.

[9]	Includes common OP Units and Class I High Performance Units.

[10]
Class A Common Stock, options, restricted stock and non-recourse shares and convertible preferred securities amounts for the periods presented have been retroactively adjusted for the effect of the shares of Common Stock issued on January 30, 2008, pursuant to the special dividend declared by Aimco’s Board of Directors on December 21, 2007.

AIMCO 2nd Quarter 2008	Page 8

Supplemental Schedule 5

Selected Debt Structure and Maturity Data	(page 1 of 2)
As of June 30, 2008
(dollars in thousands)
(unaudited)
I. Debt Balances and Data

		Proportionate			Weighted
		Share of	Minority	Total Aimco	Average	Weighted
Debt	Consolidated	Unconsolidated	Interest	Share	Maturity (years)	Average Rate
Property Debt (primarily non-recourse):

Conventional Portfolio:
Fixed rate loans payable	$4,728,788	$6,622	$(531,876)	$4,203,534	8.7	6.20%
Floating rate loans payable [1]	419,594	—	(20,479)	399,115	1.9	4.43%

Total property loans payable	5,148,382	6,622	(552,355)	4,602,649	8.1	6.04%
Fixed rate tax-exempt bonds	138,769	—	(3,338)	135,431	13.5	5.82%
Floating rate tax-exempt bonds [1]	583,647	—	(5,342)	578,305	13.5	1.94%

Total property tax-exempt bond financing	722,416	—	(8,680)	713,736	13.5	2.68%

Total Conventional portfolio	5,870,798	6,622	(561,035)	5,316,385	8.8	5.59%

Affordable Portfolio:
Fixed rate loans payable	658,314	37,282	(235,919)	459,677	16.4	5.51%
Floating rate loans payable	3,255	7,972	—	11,227	4.4	3.99%

Total property loans payable	661,569	45,254	(235,919)	470,904	16.1	5.48%
Fixed rate tax-exempt bonds	76,267	33	(14,130)	62,170	27.7	5.02%
Floating rate tax-exempt bonds [1]	111,617	—	(2,320)	109,297	29.6	2.60%

Total property tax-exempt bond financing	187,884	33	(16,450)	171,467	28.9	3.48%

Total Affordable portfolio	849,453	45,287	(252,369)	642,371	19.5	4.95%

Total property debt	$6,720,251	$51,909	$(813,404)	$5,958,756	10.0	5.52%

Corporate Debt:
Term Loans	$475,000	$—	$—	$475,000	—	3.96%
Credit Facility	145,000	—	—	145,000	—	4.21%

Total corporate debt	$620,000	$—	$—	$620,000	—	4.02%

Other borrowings [2]	$87,839	$—	$—	$87,839

Total Debt	$7,428,090	$51,909	$(813,404)	$6,666,595		5.38%

[1]
Floating rate debt presented above includes $512.0 million of fixed rate debt that is effectively converted to floating rates using total rate of return swaps. At June 30, 2008, the carrying amount of this debt totaled $496.1 million, after recognition of changes in the debt’s fair value in accordance with fair value hedge accounting under SFAS 133.

[2]
Other borrowings consists primarily of unsecured notes payable and obligations under sale and leaseback arrangements accounted for as financings. At June 30, 2008, other borrowings includes $79.3 million in fixed rate obligations with interest rates ranging from zero to 10.0% and $8.5 million in variable rate obligations bearing interest at the prime rate plus 1.75%.

II. Debt Maturities

				Percent	Average
	Amortization	Maturities	Total	of Total	Rate
Consolidated Property Debt:
Q3 2008	26,903	39,614	66,517	1.0%	6.56%
Q4 2008	27,061	165,622	192,683	2.9%	3.91%
Q1 2009	28,041	120,092	148,133	2.2%	5.26%
Q2 2009	28,547	171,111	199,658	3.0%	4.69%
Q3 2009	29,373	—	29,373	0.3%	—
Q4 2009	30,261	68,335	98,596	1.5%	3.14%
Q1 2010	31,173	228,299	259,472	3.9%	6.58%
Q2 2010	31,942	46,945	78,887	1.2%	1.44%
2010 Remaining	65,164	197,303	262,467	3.9%	4.00%
2011	136,020	204,929	340,949	5.1%	5.53%
2012	140,773	271,624	412,397	6.1%	6.22%
Thereafter			4,631,119	68.9%

Total property debt:			$6,720,251	100.0%

				Percent	Average
	Amortization	Maturities	Total	of Total	Rate

Corporate Debt:
2009	$—	$75,000	$75,000	12.1%	3.85%
2010 [1]	—	145,000	145,000	23.4%	4.21%
2011	—	400,000	400,000	64.5%	3.98%

Total corporate debt:	$—	$620,000	$620,000	100.0%	4.02%

[1]	The $145.0 million credit facility that matures May 1, 2009 is included in 2010 due to the one-year extension option.

AIMCO 2nd Quarter 2008	Page 9

Supplemental Schedule 5 (continued)

Selected Debt Structure and Maturity Data	(page 2 of 2)
As of June 30, 2008
(in millions)
(unaudited)
III. Loan Closings
YEAR-TO-DATE LOAN CLOSINGS

	Original	New		Aimco
	Loan	Loan	Net	Net	Prior	New
Property Loan Type (all non-recourse)	Amount [1]	Amount	Proceeds [2]	Proceeds [3]	Rate	Rate
Consolidated Loan Closings:
Fixed Rate	$105.9	$383.2	$265.1	$244.9	6.86%	5.77%
Floating Rate	45.3	60.1	14.8	10.6	5.09%	3.16%

Totals	$151.2	$443.3	$279.9	$255.5	6.33%	5.41%

[1]	Original Loan Amount represents the principal balance outstanding at the time of the refinance.

[2]	Net Proceeds is after transaction costs and prepayment penalties.

[3]	Aimco Net Proceeds is after payment of distributions to minority partners and any release of escrow funds.
IV. Capitalization

	December 31, 2007		March 31, 2008		June 30, 2008
	Amount	Percent	Amount	Percent	Amount	Percent

Corporate debt	$475	4.4%	$694	6.3%	$620	6.0%
Property debt (Aimco’s share)	6,144	57.1%	6,186	56.1%	5,959	54.1%
Other borrowings	75	0.7%	74	0.7%	88	0.8%

Total debt	6,694	62.2%	6,954	63.1%	6,667	60.9%
Less cash and restricted cash (Aimco’s share)	(425)	-3.9%	(365)	-3.3%	(522)	-5.1%

Net debt	6,269	58.3%	6,589	59.8%	6,145	59.9%
Preferred equity	813	7.6%	813	7.4%	813	7.9%
Common equity at market [1]	3,675	34.2%	3,616	32.8%	3,303	32.2%

Total capitalization	$10,757	100.0%	$11,018	100.0%	$10,261	100.0%

[1]
Common equity at market at June 30, 2008, March 31, 2008, and December 31, 2007, was calculated using 96.976 million, 100.972 million, and 105.810 million shares of Class A Common Stock and common partnership units outstanding multiplied by the closing price of $34.06, $35.81 and $34.73 per share/unit as of June 30, 2008, March 31, 2008, and December 31, 2007, respectively.

V. Credit Ratings

Moody’s Investor Service	Senior Unsecured Shelf	(P) Ba1 (stable outlook)
Standard and Poor’s	Corporate Credit Rating	BB+ (stable outlook)
Fitch	Bank Credit Facility	BBB- (stable outlook)

AIMCO 2nd Quarter 2008	Page 10

Supplemental Schedule 6(a)

Same Store Operating Results
Second Quarter 2008 Compared to Second Quarter 2007
(unaudited) (in thousands, except site and unit data)

													Operating
			Effective	Revenue			Expenses			Net Operating Income			Margin	Occupancy		Rental Rates
	Properties	Units	Units	2Q 2008	2Q 2007	Growth	2Q 2008	2Q 2007	Growth	2Q 2008	2Q 2007	Growth	2Q 2008	2Q 2008	2Q 2007	2Q 2008	2Q 2007

Target Markets
Los Angeles	11	3,408	2,757	$15,639	$15,378	1.7%	$4,775	$4,617	3.4%	$10,864	$10,761	1.0%
Orange County	6	1,017	886	2,762	2,649	4.3%	1,046	979	6.8%	1,716	1,670	2.8%
San Diego	4	1,622	1,551	5,621	5,240	7.3%	1,642	1,659	-1.0%	3,979	3,581	11.1%

Southern CA Total	21	6,047	5,194	24,022	23,267	3.2%	7,463	7,255	2.9%	16,559	16,012	3.4%	68.9%	96.0%	95.4%	$1,660	$1,630
East Bay	3	693	633	2,321	2,194	5.8%	960	851	12.8%	1,361	1,343	1.3%
San Francisco	2	522	522	2,491	2,214	12.5%	820	747	9.8%	1,671	1,467	13.9%

Northern CA Total	5	1,215	1,155	4,812	4,408	9.2%	1,780	1,598	11.4%	3,032	2,810	7.9%	63.0%	96.3%	95.6%	1,323	1,245
Seattle	3	364	218	670	607	10.4%	234	252	-7.1%	436	355	22.8%

Pacific Total	29	7,626	6,567	29,504	28,282	4.3%	9,477	9,105	4.1%	20,027	19,177	4.4%	67.9%	96.1%	95.6%	1,572	1,532

Suburban New York — New Jersey	6	2,226	1,791	6,831	6,464	5.7%	2,083	2,172	-4.1%	4,748	4,292	10.6%
Washington — NoVA — MD	14	6,014	5,960	21,238	20,865	1.8%	6,812	6,655	2.4%	14,426	14,210	1.5%
Boston	11	4,147	4,147	14,855	14,754	0.7%	5,270	5,490	-4.0%	9,585	9,264	3.5%
Philadelphia	7	3,296	3,028	11,979	11,957	0.2%	4,466	4,600	-2.9%	7,513	7,357	2.1%

Northeast Total	38	15,683	14,926	54,903	54,040	1.6%	18,631	18,917	-1.5%	36,272	35,123	3.3%	66.1%	95.9%	96.4%	1,188	1,152

Miami	5	1,548	1,344	6,154	6,100	0.9%	2,521	2,527	-0.2%	3,633	3,573	1.7%
Orlando	12	2,920	2,703	6,651	6,786	-2.0%	2,965	3,078	-3.7%	3,686	3,708	-0.6%
Tampa	11	3,058	2,703	6,745	6,609	2.1%	2,871	3,033	-5.3%	3,874	3,576	8.3%
Other Florida	12	3,419	3,269	9,160	9,307	-1.6%	3,872	3,762	2.9%	5,288	5,545	-4.6%

Florida Total	40	10,945	10,019	28,710	28,802	-0.3%	12,229	12,400	-1.4%	16,481	16,402	0.5%	57.4%	93.3%	92.9%	935	949
Houston	30	8,008	6,866	14,184	13,688	3.6%	6,914	7,201	-4.0%	7,270	6,487	12.1%
Denver	10	2,662	2,067	5,179	4,980	4.0%	1,934	2,117	-8.6%	3,245	2,863	13.3%
Phoenix	16	4,065	3,817	8,335	8,084	3.1%	3,474	3,639	-4.5%	4,861	4,445	9.4%
Dallas — Fort Worth	10	2,590	2,254	4,813	4,664	3.2%	2,452	2,301	6.6%	2,361	2,363	-0.1%
Atlanta	7	2,013	1,746	4,412	4,391	0.5%	1,904	2,042	-6.8%	2,508	2,349	6.8%

Sunbelt Total	113	30,283	26,769	65,633	64,609	1.6%	28,907	29,700	-2.7%	36,726	34,909	5.2%	56.0%	94.2%	93.9%	782	775

Chicago	13	3,357	3,091	10,450	10,159	2.9%	3,960	4,143	-4.4%	6,490	6,016	7.9%

Total Target Markets	193	56,949	51,353	160,490	157,090	2.2%	60,975	61,865	-1.4%	99,515	95,225	4.5%	62.0%	95.0%	94.9%	1,019	997

Opportunistic and Other Markets
Austin	7	1,497	1,497	3,224	3,172	1.6%	1,656	1,645	0.7%	1,568	1,527	2.7%
Baltimore	5	1,141	954	3,147	3,196	-1.5%	1,137	1,193	-4.7%	2,010	2,003	0.3%
Columbus	6	1,296	1,020	2,046	1,970	3.9%	1,006	872	15.4%	1,040	1,098	-5.3%
Detroit	2	1,225	1,129	2,428	2,519	-3.6%	1,366	1,335	2.3%	1,062	1,184	-10.3%
Grand Rapids	5	2,924	2,284	4,673	4,541	2.9%	2,237	2,212	1.1%	2,436	2,329	4.6%
Indianapolis	14	5,456	5,256	9,495	9,276	2.4%	4,729	4,595	2.9%	4,766	4,681	1.8%
Minneapolis	4	1,223	1,023	3,607	3,567	1.1%	1,367	1,487	-8.1%	2,240	2,080	7.7%
Nashville	6	1,866	1,593	3,984	3,802	4.8%	1,647	1,662	-0.9%	2,337	2,140	9.2%
Norfolk	8	2,307	1,989	5,735	5,617	2.1%	1,985	2,014	-1.4%	3,750	3,603	4.1%
Raleigh	6	1,463	1,184	2,481	2,422	2.4%	1,171	1,150	1.8%	1,310	1,272	3.0%
Richmond	2	512	444	1,196	1,148	4.2%	387	423	-8.5%	809	725	11.6%
San Antonio	8	1,727	1,727	3,202	3,015	6.2%	1,564	1,577	-0.8%	1,638	1,438	13.9%
Other Markets	36	10,762	9,840	24,034	23,791	1.0%	9,629	10,030	-4.0%	14,405	13,761	4.7%

Total Opportunistic and Other Markets	109	33,399	29,940	69,252	68,036	1.8%	29,881	30,195	-1.0%	39,371	37,841	4.0%	56.9%	94.4%	94.4%	744	726

SAME STORE SALES TOTALS	302	90,348	81,293	229,742	225,126	2.1%	90,856	92,060	-1.3%	138,886	133,066	4.4%	60.5%	94.8%	94.7%	$918	$897

Reconciliation to total rental and other property revenues and property operating expense per GAAP Income Statement [1]				154,449	147,163		83,302	76,932		71,147	70,231

Total rental and other property revenues and property operating expense per GAAP Income Statement				$384,191	$372,289		$174,158	$168,992		$210,033	$203,297

[1]
Includes: (i) minority partners’ share of consolidated less Aimco’s share of unconsolidated property revenues and property operating expenses (at current period ownership); (ii) property revenues and property operating expenses related to other consolidated entities; (iii) and elimination and other adjustments made in accordance with GAAP.

AIMCO 2nd Quarter 2008	Page 11

Supplemental Schedule 6(b)

Same Store Operating Results
Second Quarter 2008 Compared to First Quarter 2008
(unaudited) (in thousands, except site and unit data)

													Operating
			Effective	Revenue			Expenses			Net Operating Income			Margin	Occupancy		Rental Rates
	Properties	Units	Units	2Q 2008	1Q 2008	Growth	2Q 2008	1Q 2008	Growth	2Q 2008	1Q 2008	Growth	2Q 2008	2Q 2008	1Q 2008	2Q 2008	1Q 2008

Target Markets
Los Angeles	11	3,408	2,757	$15,639	$15,689	-0.3%	$4,775	$4,970	-3.9%	$10,864	$10,719	1.4%
Orange County	6	1,017	886	2,762	2,759	0.1%	1,046	1,037	0.9%	1,716	1,722	-0.3%
San Diego	4	1,622	1,551	5,621	5,530	1.6%	1,642	1,667	-1.5%	3,979	3,863	3.0%

Southern CA Total	21	6,047	5,194	24,022	23,978	0.2%	7,463	7,674	-2.7%	16,559	16,304	1.6%	68.9%	96.0%	96.0%	$1,660	$1,658
East Bay	3	693	633	2,321	2,294	1.2%	960	902	6.4%	1,361	1,392	-2.2%
San Francisco	2	522	522	2,491	2,474	0.7%	820	815	0.6%	1,671	1,659	0.7%

Northern CA Total	5	1,215	1,155	4,812	4,768	0.9%	1,780	1,717	3.7%	3,032	3,051	-0.6%	63.0%	96.3%	98.0%	1,323	1,307
Seattle	3	364	218	670	658	1.8%	234	230	1.7%	436	428	1.9%

Pacific Total	29	7,626	6,567	29,504	29,404	0.3%	9,477	9,621	-1.5%	20,027	19,783	1.2%	67.9%	96.1%	96.5%	1,572	1,566

Suburban New York — New Jersey	6	2,226	1,791	6,831	6,886	-0.8%	2,083	2,247	-7.3%	4,748	4,639	2.3%
Washington — NoVA — MD	14	6,014	5,960	21,238	21,435	-0.9%	6,812	6,887	-1.1%	14,426	14,548	-0.8%
Boston	11	4,147	4,147	14,855	14,752	0.7%	5,270	5,689	-7.4%	9,585	9,063	5.8%
Philadelphia	7	3,296	3,028	11,979	12,310	-2.7%	4,466	4,889	-8.7%	7,513	7,421	1.2%

Northeast Total	38	15,683	14,926	54,903	55,383	-0.9%	18,631	19,712	-5.5%	36,272	35,671	1.7%	66.1%	95.9%	96.5%	1,188	1,179

Miami	5	1,548	1,344	6,154	6,174	-0.3%	2,521	2,624	-3.9%	3,633	3,550	2.3%
Orlando	12	2,920	2,703	6,651	6,475	2.7%	2,965	3,142	-5.6%	3,686	3,333	10.6%
Tampa	11	3,058	2,703	6,745	6,622	1.9%	2,871	2,968	-3.3%	3,874	3,654	6.0%
Other Florida	12	3,419	3,269	9,160	9,025	1.5%	3,872	3,917	-1.1%	5,288	5,108	3.5%

Florida Total	40	10,945	10,019	28,710	28,296	1.5%	12,229	12,651	-3.3%	16,481	15,645	5.3%	57.4%	93.3%	92.6%	935	940
Houston	30	8,008	6,866	14,184	14,189	0.0%	6,914	7,188	-3.8%	7,270	7,001	3.8%
Denver	10	2,662	2,067	5,179	5,189	-0.2%	1,934	1,936	-0.1%	3,245	3,253	-0.2%
Phoenix	16	4,065	3,817	8,335	8,138	2.4%	3,474	3,726	-6.8%	4,861	4,412	10.2%
Dallas — Fort Worth	10	2,590	2,254	4,813	4,767	1.0%	2,452	2,433	0.8%	2,361	2,334	1.2%
Atlanta	7	2,013	1,746	4,412	4,302	2.6%	1,904	1,862	2.3%	2,508	2,440	2.8%

Sunbelt Total	113	30,283	26,769	65,633	64,881	1.2%	28,907	29,796	-3.0%	36,726	35,085	4.7%	56.0%	94.2%	94.2%	782	779

Chicago	13	3,357	3,091	10,450	10,507	-0.5%	3,960	4,179	-5.2%	6,490	6,328	2.6%

Total Target Markets	193	56,949	51,353	160,490	160,175	0.2%	60,975	63,308	-3.7%	99,515	96,867	2.7%	62.0%	95.0%	95.2%	1,019	1,014

Opportunistic and Other Markets
Austin	7	1,497	1,497	3,224	3,349	-3.7%	1,656	1,470	12.7%	1,568	1,879	-16.6%
Baltimore	5	1,141	954	3,147	3,268	-3.7%	1,137	1,295	-12.2%	2,010	1,973	1.9%
Columbus	6	1,296	1,020	2,046	2,019	1.3%	1,006	1,045	-3.7%	1,040	974	6.8%
Detroit	2	1,225	1,129	2,428	2,345	3.5%	1,366	1,449	-5.7%	1,062	896	18.5%
Grand Rapids — Lansing	5	2,924	2,284	4,673	4,514	3.5%	2,237	2,380	-6.0%	2,436	2,134	14.2%
Indianapolis	14	5,456	5,256	9,495	9,462	0.3%	4,729	4,451	6.2%	4,766	5,011	-4.9%
Minneapolis	4	1,223	1,023	3,607	3,614	-0.2%	1,367	1,486	-8.0%	2,240	2,128	5.3%
Nashville	6	1,866	1,593	3,984	3,954	0.8%	1,647	1,543	6.7%	2,337	2,411	-3.1%
Norfolk	8	2,307	1,989	5,735	5,560	3.1%	1,985	1,878	5.7%	3,750	3,682	1.8%
Raleigh	6	1,463	1,184	2,481	2,408	3.0%	1,171	1,080	8.4%	1,310	1,328	-1.4%
Richmond	2	512	444	1,196	1,169	2.3%	387	386	0.3%	809	783	3.3%
San Antonio	8	1,727	1,727	3,202	3,160	1.3%	1,564	1,682	-7.0%	1,638	1,478	10.8%
Other Markets	36	10,762	9,840	24,034	24,203	-0.7%	9,629	10,055	-4.2%	14,405	14,148	1.8%

Total Opportunistic and Other Markets	109	33,399	29,940	69,252	69,025	0.3%	29,881	30,200	-1.1%	39,371	38,825	1.4%	56.9%	94.4%	93.9%	744	741

SAME STORE SALES TOTALS	302	90,348	81,293	229,742	229,200	0.2%	90,856	93,508	-2.8%	138,886	135,692	2.4%	60.5%	94.8%	94.7%	$918	$914

Reconciliation to total rental and other property revenues and property operating expense per GAAP Income Statement [1]				154,449	154,963		83,302	93,775		71,147	61,188

Total rental and other property revenues and property operating expense per GAAP Income Statement				$384,191	$384,163		$174,158	$187,283		$210,033	$196,880

[1]
Includes: (i) minority partners’ share of consolidated less Aimco’s share of unconsolidated property revenues and property operating expenses (at current period ownership); (ii) property revenues and property operating expenses related to other consolidated entities; (iii) and elimination and other adjustments made in accordance with GAAP.

AIMCO 2nd Quarter 2008	Page 12

Supplemental Schedule 6(c)

Same Store Operating Results
Six Months Ended June 30, 2008 Compared to Six Months Ended June 30, 2007
(unaudited) (in thousands, except site and unit data)

													Operating
				Revenue			Expenses			Net Operating Income			Margin	Occupancy		Rental Rates
			Effective	YTD 2Q	YTD 2Q		YTD 2Q	YTD 2Q		YTD 2Q	YTD 2Q		YTD 2Q	YTD 2Q	YTD 2Q	YTD 2Q	YTD 2Q
	Properties	Units	Units	2008	2007	Growth	2008	2007	Growth	2008	2007	Growth	2008	2008	2007	2008	2007

Target Markets
Los Angeles	11	3,408	2,757	$31,328	$30,373	3.1%	$9,746	$9,268	5.2%	$21,582	$21,105	2.3%
Orange County	6	1,017	886	5,521	5,302	4.1%	2,083	1,936	7.6%	3,438	3,366	2.1%
San Diego	4	1,622	1,551	11,151	10,455	6.7%	3,309	3,302	0.2%	7,842	7,153	9.6%

Southern CA Total	21	6,047	5,194	48,000	46,130	4.1%	15,138	14,506	4.4%	32,862	31,624	3.9%	68.5%	96.0%	95.5%	$1,659	$1,616
East Bay	3	693	633	4,615	4,362	5.8%	1,862	1,690	10.2%	2,753	2,672	3.0%
San Francisco	2	522	522	4,965	4,431	12.1%	1,635	1,514	8.0%	3,330	2,917	14.2%

Northern CA Total	5	1,215	1,155	9,580	8,793	9.0%	3,497	3,204	9.1%	6,083	5,589	8.8%	63.5%	97.2%	96.0%	1,315	1,233
Seattle	3	364	218	1,328	1,193	11.3%	464	486	-4.5%	864	707	22.2%

Pacific Total	29	7,626	6,567	58,908	56,116	5.0%	19,099	18,196	5.0%	39,809	37,920	5.0%	67.6%	96.3%	95.7%	1,569	1,518

Suburban New York — New Jersey	6	2,226	1,791	13,717	12,724	7.8%	4,330	4,260	1.6%	9,387	8,464	10.9%
Washington — NoVA — MD	14	6,014	5,960	42,674	41,379	3.1%	13,699	13,080	4.7%	28,975	28,299	2.4%
Boston	11	4,147	4,147	29,606	29,283	1.1%	10,959	10,875	0.8%	18,647	18,408	1.3%
Philadelphia	7	3,296	3,028	24,289	23,697	2.5%	9,355	9,167	2.1%	14,934	14,530	2.8%

Northeast Total	38	15,683	14,926	110,286	107,083	3.0%	38,343	37,382	2.6%	71,943	69,701	3.2%	65.2%	96.3%	96.3%	1,184	1,150

Miami	5	1,548	1,344	12,327	12,182	1.2%	5,144	5,141	0.1%	7,183	7,041	2.0%
Orlando	12	2,920	2,703	13,126	13,627	-3.7%	6,107	5,890	3.7%	7,019	7,737	-9.3%
Tampa	11	3,058	2,703	13,367	13,171	1.5%	5,838	5,786	0.9%	7,529	7,385	1.9%
Other Florida	12	3,419	3,269	18,185	18,598	-2.2%	7,789	7,466	4.3%	10,396	11,132	-6.6%

Florida Total	40	10,945	10,019	57,005	57,578	-1.0%	24,878	24,283	2.5%	32,127	33,295	-3.5%	56.4%	92.9%	93.1%	938	948
Houston	30	8,008	6,866	28,373	27,107	4.7%	14,102	13,905	1.4%	14,271	13,202	8.1%
Denver	10	2,662	2,067	10,368	9,805	5.7%	3,870	4,003	-3.3%	6,498	5,802	12.0%
Phoenix	16	4,065	3,817	16,473	16,015	2.9%	7,200	7,128	1.0%	9,273	8,887	4.3%
Dallas — Fort Worth	10	2,590	2,254	9,580	9,265	3.4%	4,885	4,506	8.4%	4,695	4,759	-1.3%
Atlanta	7	2,013	1,746	8,714	8,612	1.2%	3,766	3,898	-3.4%	4,948	4,714	5.0%

Sunbelt Total	113	30,283	26,769	130,513	128,382	1.7%	58,701	57,723	1.7%	71,812	70,659	1.6%	55.0%	94.2%	93.8%	781	773

Chicago	13	3,357	3,091	20,956	20,017	4.7%	8,138	8,694	-6.4%	12,818	11,323	13.2%

Total Target Markets	193	56,949	51,353	320,663	311,598	2.9%	124,281	121,995	1.9%	196,382	189,603	3.6%	61.2%	95.1%	94.8%	1,016	994

Opportunistic and Other Markets
Austin	7	1,497	1,497	6,573	6,275	4.7%	3,126	3,187	-1.9%	3,447	3,088	11.6%
Baltimore	5	1,141	954	6,415	6,310	1.7%	2,433	2,461	-1.1%	3,982	3,849	3.5%
Columbus	6	1,296	1,020	4,065	3,853	5.5%	2,051	1,832	12.0%	2,014	2,021	-0.3%
Detroit	2	1,225	1,129	4,774	5,043	-5.3%	2,815	2,824	-0.3%	1,959	2,219	-11.7%
Grand Rapids — Lansing	5	2,924	2,284	9,187	9,049	1.5%	4,617	4,576	0.9%	4,570	4,473	2.2%
Indianapolis	14	5,456	5,256	18,957	18,429	2.9%	9,180	9,072	1.2%	9,777	9,357	4.5%
Minneapolis	4	1,223	1,023	7,221	6,957	3.8%	2,853	3,053	-6.6%	4,368	3,904	11.9%
Nashville	6	1,866	1,593	7,938	7,530	5.4%	3,190	3,192	-0.1%	4,748	4,338	9.5%
Norfolk	8	2,307	1,989	11,295	10,974	2.9%	3,864	3,977	-2.8%	7,431	6,997	6.2%
Raleigh	6	1,463	1,184	4,889	4,724	3.5%	2,251	2,275	-1.1%	2,638	2,449	7.7%
Richmond	2	512	444	2,365	2,316	2.1%	773	799	-3.3%	1,592	1,517	4.9%
San Antonio	8	1,727	1,727	6,362	6,013	5.8%	3,246	3,058	6.1%	3,116	2,955	5.4%
Other Markets	34	10,269	9,840	45,486	44,814	1.5%	18,592	18,612	-0.1%	26,894	26,202	2.6%

Total Opportunistic and Other Markets	107	32,906	29,940	135,527	132,287	2.4%	58,991	58,918	0.1%	76,536	73,369	4.3%	56.5%	94.1%	94.4%	739	721

SAME STORE SALES TOTALS	300	89,855	81,293	456,190	443,885	2.8%	183,272	180,913	1.3%	272,918	262,972	3.8%	59.8%	94.8%	94.6%	$916	$894

Reconciliation to total rental and other property revenues and property operating expense per GAAP Income Statement [1]				312,164	290,760		178,169	155,705		133,995	135,055

Total rental and other property revenues and property operating expense per GAAP Income Statement				$768,354	$734,645		$361,441	$336,618		$406,913	$398,027

[1]
Includes: (i) minority partners’ share of consolidated less Aimco’s share of unconsolidated property revenues and property operating expenses (at current period ownership); (ii) property revenues and property operating expenses related to other consolidated entities; (iii) and elimination and other adjustments made in accordance with GAAP.

AIMCO 2nd Quarter 2008	Page 13

Supplemental Schedule 7

Total Conventional Portfolio Data by Market
(unaudited)

	Quarter Ended June 30, 2008
	Properties	Units	Effective Units	% AIV NOI	Average Rent
Target Markets
Los Angeles	16	4,262	3,611	8.4%	$2,074
Orange County	4	1,213	1,143	1.8%	1,562
San Diego	6	2,144	2,074	3.0%	1,201

Southern CA Total	26	7,619	6,828	13.2%	1,748
East Bay	3	693	633	0.8%	1,144
San Francisco	6	773	773	1.3%	1,509
San Jose [1]	1	224	224	0.0%	—

Northern CA Total	10	1,690	1,630	2.1%	1,161

Seattle	4	468	283	0.3%	1,006

Pacific Total	40	9,777	8,741	15.6%	1,610

Manhattan	23	1,222	1,220	3.0%	2,492
Suburban New York — New Jersey	7	3,147	2,712	3.0%	1,096

New York Total	30	4,369	3,932	6.0%	1,507
Washington — NoVA — MD	16	6,190	6,071	9.4%	1,177
Boston	11	4,147	4,147	5.4%	1,182
Philadelphia	9	4,432	4,085	5.2%	1,236

Northeast Total	66	19,138	18,235	26.0%	1,266

Miami	6	2,674	2,448	4.2%	1,683
Other Florida Markets	43	12,732	11,592	9.3%	853

Florida Total	49	15,406	14,040	13.5%	999

Houston	30	8,008	6,866	4.1%	660
Denver	10	2,662	2,067	1.8%	738
Phoenix	20	5,164	4,804	3.2%	692
Dallas — Fort Worth	10	2,590	2,253	1.3%	697
Atlanta	11	3,005	2,484	1.7%	856

Sunbelt Total	130	36,835	32,514	25.6%	829

Chicago	20	5,852	5,364	6.1%	1,072

Total Target Markets	256	71,602	64,854	73.3%	1,074

Opportunistic and other markets [2]	140	40,547	35,723	26.7%	747

Grand Total	396	112,149	100,577	100.0%	$955

	Quarter Ended June 30, 2007
	Properties	Units	Effective Units	% AIV NOI	Average Rent
Target Markets
Los Angeles	16	4,262	4,261	9.4%	$2,068
Orange County	4	1,213	1,143	2.0%	1,461
San Diego	5	2,026	1,956	2.4%	1,158

Southern CA Total	25	7,501	7,360	13.8%	1,728
East Bay	3	693	633	0.5%	1,111
San Francisco	6	773	773	0.8%	1,417

Northern CA Total	9	1,466	1,406	1.3%	1,271

Seattle	4	468	281	0.2%	873

Pacific Total	38	9,435	9,047	15.3%	1,616

Manhattan	22	1,243	1,242	2.7%	1,931
Suburban New York — New Jersey	7	3,147	2,631	2.8%	1,043

New York Total	29	4,390	3,873	5.5%	1,309
Washington — NoVA — MD	19	9,066	8,552	10.3%	1,103
Boston	11	4,147	4,147	5.1%	1,171
Philadelphia	9	4,432	4,078	5.0%	1,175

Northeast Total	68	22,035	20,650	25.9%	1,170

Miami	6	2,674	2,388	4.3%	1,652
Other Florida Markets	47	13,615	11,688	8.7%	853

Florida Total	53	16,289	14,076	13.0%	988

Houston	37	9,776	7,109	3.6%	630
Denver	12	2,878	2,269	1.7%	699
Phoenix	20	5,164	4,803	3.0%	680
Dallas — Fort Worth	17	4,206	3,430	1.9%	632
Atlanta	13	3,505	2,802	1.8%	769

Sunbelt Total	152	41,818	34,489	25.0%	790

Chicago	23	6,589	5,705	5.6%	988

Total Target Markets	281	79,877	69,891	71.8%	1,010

Opportunistic and other markets [2]	172	48,828	41,453	28.2%	713

Grand Total	453	128,705	111,344	100.0%	$897

[1]	Aimco acquired this property on June 30, 2008, accordingly the % AIV NOI and Average Rent amounts did not impact Aimco results for the quarter ended June 30, 2008.

[2]
For the quarters ended June 30, 2008 and 2007, Aimco’s conventional portfolio included assets in 25 and 26 markets, respectively, in which Aimco invests on an opportunistic basis or that Aimco intends to exit.

AIMCO 2nd Quarter 2008	Page 14

Supplemental Schedule 8
Property Acquisition and Sales Activity
(unaudited)
SECOND QUARTER AND YEAR-TO-DATE 2008 PROPERTY ACQUISITION ACTIVITY (dollars in millions, except average rent)

		Number	Number	Gross
	Ownership	of	of	Purchase	Property	Average
	Percent	Properties	Units	Price	Debt	Rent

Conventional [1]	100%	1	224	$56.0	$35.0	$1,497

[1]	The property acquired is located in San Jose, CA.
SECOND QUARTER 2008 PROPERTY SALES ACTIVITY (dollars in millions, except average rent)

	Number	Number						Aimco	Aimco
	of	of	Gross	FCF [1]	Property	Net Sales	[2]	Gross	Net	Average
	Properties	Units	Proceeds	Yield	Debt	Proceeds		Proceeds	Proceeds	Rent

Conventional [3]	40	12,662	$900.3	5.7%	$394.7	$431.9		$766.4	$355.8	$768

Affordable	1	240	$21.2	5.1%	8.3	12.0		21.2	12.0	1,142

Total Dispositions	41	12,902	$921.5	5.6%	$403.0	$443.9		$787.6	$367.8	$775

YEAR-TO-DATE 2008 PROPERTY SALES ACTIVITY (dollars in millions, except average rent)

	Number	Number						Aimco	Aimco
	of	of	Gross	FCF [1]	Property	Net Sales	[2]	Gross	Net	Average
	Properties	Units	Proceeds	Yield	Debt	Proceeds		Proceeds	Proceeds	Rent

Conventional	41	13,078	$923.3	5.7%	$400.4	$447.3		$779.3	$362.0	$764

Affordable	4	455	$34.2	2.3%	16.3	14.1		28.7	13.7	1,140

Total Dispositions	45	13,533	$957.5	5.6%	$416.7	$461.4		$808.0	$375.7	$777

[1]
Free Cash Flow (FCF) includes a $500 per unit deduction for capital replacements and is before debt service. FCF Yield is calculated as the FCF earned by the properties during the 12 months prior to their sale divided by the sales price.

[2]	Net Sales Proceeds are after repayment of existing debt, net working capital settlements and payment of transaction costs.

[3]	The following table presents selected market information regarding the conventional dispositions during the second quarter 2008:

Market	Properties	Units
Target Markets:
Washington — NoVA — MD	1	2,877
Tampa	3	467
Denver	2	216
Dallas — Fort Worth	6	1,120
Atlanta	2	500
Chicago	2	492

Total Target Markets	16	5,672
Opportunistic and Other Markets:
Baltimore	1	135
Columbus	2	588
Grand Rapids	6	1,487
Nashville	1	300
Norfolk	1	440
Salt Lake City	4	1,511
Other Markets	9	2,529

Total Opportunistic and Other Markets	24	6,990

Total Conventional Dispositions	40	12,662

AIMCO 2nd Quarter 2008	Page 15

Supplemental Schedule 9
Capital Expenditures
Six Months Ended June 30, 2008
(in thousands, except per unit data)
(unaudited)
All capital spending is classified as either Capital Replacements (“CR”), Capital Improvements (“CI”), casualties, redevelopment or entitlement. Non-redevelopment and non-casualty capitalizable expenditures are apportioned between CR and CI based on the useful life of the capital item under consideration and the period Aimco has owned the property (i.e., the portion that was consumed during Aimco’s ownership of the item represents CR; the portion of the item that was consumed prior to Aimco’s ownership represents CI). See the Glossary for further descriptions.
The table below details Aimco’s share of actual spending, on both consolidated and unconsolidated real estate partnerships, for Capital Replacements, Capital Improvements, casualties, redevelopment and entitlement for the six months ended June 30, 2008. Per unit numbers are based on approximately 130,088 average units, including 113,155 conventional and 16,933 affordable units. Average units are weighted for the period and represent Effective Units excluding non-managed units. [1]

	Aimco’s Share of	Per Effective
	Expenditures	Unit
Capital Replacements Detail:
Building and grounds	$14,636	$113
Turnover related	23,604	181
Capitalized site payroll and indirect costs	7,076	54

Total Aimco’s share of Capital Replacements	$45,316	$348

Capital Replacements:
Conventional	$42,413	$375
Affordable	2,903	$171

Total Aimco’s share of Capital Replacements	45,316	$348

Capital Improvements:
Conventional	49,739	$440
Affordable	5,598	$331

Total Aimco’s share of Capital Improvements	55,337	$425

Casualties:
Conventional	5,491
Affordable	1,256

Total Aimco’s share of Casualties [2]	6,747

Redevelopment (see Schedule 10) [3]:
Conventional projects	127,110
Tax Credit projects	37,730

Total Aimco’s share of Redevelopment	164,840

Entitlement [4]	11,393

Total Aimco’s share of capital expenditures	283,633

Plus minority partners’ share of consolidated spending	24,144
Less Aimco’s share of unconsolidated spending	(399)

Capital expenditures per consolidated statement of cash flows	$307,378

[1]	Average units calculated pro rata for the period based on acquisition and disposition timing.

[2]	A portion of expenditures related to casualty losses is reimbursed through insurance.

[3]
Redevelopment expenditures for conventional and tax credit projects may include costs related to pre-construction or other activities on projects other than those included as active on Schedule 10. Therefore the total costs presented on this schedule may exceed those included as AIV share on Schedule 10.

[4]
Entitlement projects consist of Lincoln Place (CA) and Pacific Bay Vistas (formerly Treetops) (CA), which are predominantly vacant and have June 30, 2008 net book values of approximately $197 million and $32 million, respectively.

AIMCO 2nd Quarter 2008	Page 16

Supplemental Schedule 10
Summary of Redevelopment Activity
Six Months Ended June 30, 2008
(dollars in millions)
(unaudited)

				Actual Expenditures
	Number of	Number of	Total Estimated	Inception to	Six Months Ended June 30, 2008
	Properties	Units	Expenditures	Date	Actual Amount	Aimco’s Share
CONVENTIONAL REDEVELOPMENT PROJECTS
Active redevelopment projects at December 31, 2007	48	19,441	$756.3	$534.5	$135.7	$123.7
New redevelopment projects started during period	1	412	6.4	—	—	—
Changes in project scope and estimated costs			43.7

Redevelopment expenditures during period	49	19,853	806.4	534.5	135.7	123.7

Projects completed during period	(5)	(3,488)	(26.9)	(26.9)

Active redevelopment projects at June 30, 2008 [1]	44	16,365	779.5	507.6

TAX CREDIT REDEVELOPMENT PROJECTS
Active redevelopment projects at December 31, 2007	11	1,715	$113.0	$81.1	$30.9	$30.9
New redevelopment projects started during period	13	1,417	61.9	6.3	6.3	6.3
Changes in estimated costs			14.4

Redevelopment expenditures during period	24	3,132	189.3	87.4	37.2	37.2

Projects completed during period	(6)	(861)	(42.2)	(36.8)

Active redevelopment projects at June 30, 2008	18	2,271	147.1	50.6

TOTAL ACTIVE REDEVELOPMENT PROJECTS	62	18,636	$926.6	$558.2

YEAR-TO-DATE REDEVELOPMENT EXPENDITURES					$172.9	$160.9

[1]	Targeted return on investment in Conventional Redevelopment projects is 7.5% — 8.5%.

AIMCO 2nd Quarter 2008	Page 17

Supplemental Schedule 11
Aimco Capital
(in thousands, unaudited)
Investment Management Income

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Current asset management fees [1]	$904	$556	$1,782	$1,171
Deferred asset management fees [2]	16	174	528	2,868
Promotes	27,493	3,919	31,645	4,098
Other GP transactional fees	1,321	1,324	1,765	2,829

Total asset management revenues	29,734	5,973	35,720	10,966

Tax credit syndication fees [3]	1,427	3,674	1,427	5,298
Deferred tax credit income [4]	7,014	5,531	13,880	10,544

Total tax credit revenues	8,441	9,205	15,307	15,842

Total asset management and tax credit revenues	38,175	15,178	51,027	26,808

Accretion on discounted notes receivable [5]	(3,835)	802	(2,170)	2,560
Other portfolio management income [6]	2,650	1,710	3,984	2,240

Total portfolio management income	(1,185)	2,512	1,814	4,800

Total investment management revenues	36,990	17,690	52,841	31,608

Investment management expenses	(5,728)	(5,521)	(10,017)	(9,987)

Net investment management income (pre-tax)	31,262	12,169	42,824	21,621
Income taxes [7]	(2,090)	(3,359)	(4,295)	(6,337)

Net investment management income (after tax)	$29,172	$8,810	$38,529	$15,284

Summary of Projected Tax Credit Income

	Remainder	Year Ending December 31,
	2008	2009	2010	2011	2012	Thereafter	Total
Amortization of deferred income [8]	$13,565	$31,343	$27,258	$26,661	$26,403	$106,929	$232,159
Income taxes [9]	(5,290)	(12,224)	(10,631)	(10,398)	(10,297)	(41,702)	(90,542)

Projected income, net of tax	$8,275	$19,119	$16,627	$16,263	$16,106	$65,227	$141,617

[1]	Current asset management fees represent income earned in exchange for asset management services provided to third parties.

[2]
Deferred asset management fees represent asset management fees earned in prior periods, the collectibility of which was deemed uncertain, and such fees were therefore deferred. Fees are recognized in income when collectibility is probable and reasonably estimable as a result of a completed or pending transaction which generates a reliable source of payment.

[3]	Aimco receives a fee for the syndication of tax credit partnerships which is earned and paid upon completion of the syndication.

[4]
Aimco earns tax credit income in connection with the transfer of tax credits to tax credit investors, a significant portion of which is paid simultaneously with the completion of the syndication. The balance is generally paid within 12 to 24 months. Tax credit income is recognized as tax credits are delivered to the investors, generally over a period of ten years. See Summary of Projected Tax Credit Income.

[5]
Aimco holds certain loans extended by predecessors whose positions we generally acquired at a discount. Interest income on these discounted notes is recognized at such time when the collectibility of the income is probable and reasonably estimable as a result of a completed or pending transaction which generates a reliable source of repayment. Accretion on discounted notes receivable is included in interest income in Aimco’s consolidated statements of income. During the three and six months ended June 30, 2008, Aimco revised its estimate of the timing and amount of payment on a discounted note and as a result recorded an adjustment of $4.0 million to accretion income.

[6]
Other portfolio management income during 2008 and 2007 includes interest income received under total rate of return swaps, which is included in interest expense in Aimco’s consolidated statements of income. During 2007, other portfolio management income also includes consideration received in exchange for the transfer of certain property rights, which is included in other expenses (income), net in Aimco’s consolidated statements of income during 2007.

[7]
Investment management income is earned in part by Aimco’s taxable REIT subsidiaries. The effective tax rate varies from period to period based on the portion of total income earned by taxable REIT subsidiaries.

[8]
Amortization of deferred income represents the periodic recognition of deferred revenue and costs relating to Aimco’s existing tax credit arrangements. Deferred income is recognized as the related low income housing tax credits and other tax benefits are delivered to tax credit investors. Deferred revenue reflects cash received but not yet recognized as revenue, and cash expected to be received from investors in the future under conditional capital contribution commitments. The amounts to be received in the future are subject to adjustment based on the amounts of tax benefits actually delivered to investors and Aimco’s compliance with applicable regulations and other conditions. Deferred costs reflect costs incurred in structuring these arrangements. The timing of income recognition is subject to change based on the timing of delivery of tax benefits, which timing may be affected by factors related to the development, operations and financing of the related properties.

[9]	An effective income tax rate of 39% is assumed. For GAAP and FFO purposes, income taxes are recognized concurrent with the amortization of deferred income.

AIMCO 2nd Quarter 2008	Page 18

Supplemental Schedule 12
Apartment Unit Summary
As of June 30, 2008
(unaudited)

	Number of	Number of	Effective	Average
	Properties	Units	Units	Ownership
Conventional Real Estate Portfolio:
Wholly-owned consolidated properties	266	74,981	74,981	100%
Partially-owned consolidated properties	129	38,974	27,373	70%
Partially-owned unconsolidated properties	2	732	264	36%

Total	397	114,687	102,618	89%

Affordable Real Estate Portfolio:
Wholly-owned consolidated properties	87	12,079	12,079	100%
Partially-owned consolidated properties	132	14,716	4,673	32%
Partially-owned unconsolidated properties	89	9,930	1,911	19%

Total	308	36,725	18,663	51%

Total Owned Real Estate Portfolio:
Wholly-owned consolidated properties	353	87,060	87,060	100%
Partially-owned consolidated properties	261	53,690	32,046	60%
Partially-owned unconsolidated properties	91	10,662	2,175	20%

Total	705	151,412	121,281	80%

Management Contracts:
Property-managed for third parties	35	3,222
Asset-managed	374	34,038

Total	409	37,260

Total Portfolio	1,114	188,672

AIMCO 2nd Quarter 2008	Page 19

Glossary
GLOSSARY OF NON-GAAP FINANCIAL AND OPERATING MEASURES: Financial and operating measures found in the Earnings Release and Supplemental Information include certain financial measures used by Aimco management that are not calculated in accordance with generally accepted accounting principles, or GAAP. These measures are defined below and, where appropriate, reconciled on the accompanying Supplemental Schedules to the most comparable GAAP measures.
ACQUISITION PROPERTIES: Properties that have not reached a stabilized level of occupancy during both the current and comparable prior year period.
ADJUSTED FUNDS FROM OPERATIONS (AFFO): AFFO is FFO (diluted) less Capital Replacement expenditures, plus non-cash charges for preferred stock redemption related costs and impairment losses, all of which are adjusted for the Aimco Operating Partnership’s share. Similar to FFO, AFFO is helpful to investors in understanding Aimco’s performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property. Please see Supplemental Schedule 1 for AFFO data reconciled to net income as determined in accordance with GAAP. There can be no assurance that Aimco’s method for computing AFFO is comparable with that of other real estate investment trusts.
AFFORDABLE PROPERTIES: Affordable properties benefit from government programs designed to pay rental income on behalf of people with low or moderate incomes and includes properties that were owned for all periods presented.
CAPITAL IMPROVEMENTS (CI): CI expenditures include all non-redevelopment capital expenditures that are made to enhance the value, profitability or useful life of an asset from its original purchase condition. CI expenditures are a component of capital expenditures in the GAAP Statements of Cash Flows.
CAPITAL REPLACEMENTS (CR): CR expenditures do not increase the value, profitability or useful life of an asset from its original purchase condition. They represent the share of expenditures that are deemed to replace the consumed portion of acquired capital assets. CR expenditures are deducted in the calculation of AFFO and FCF. Please refer to Supplemental Schedule 9 for further detail. CR expenditures are a component of capital expenditures in the GAAP Statements of Cash Flows.
CASUALTY CAPITAL EXPENDITURES: Casualty capital expenditures represent capitalized costs incurred in connection with casualty losses and are associated with the restoration of the asset. A portion of the restoration costs is reimbursed by insurance carriers based on deductibles associated with each loss.
EFFECTIVE UNITS: Unit count at 100% ownership multiplied by Aimco’s ownership share.
FREE CASH FLOW (FCF): FCF measures profitability of operations and is prior to the cost of capital. FCF is comprised of AFFO (defined above), with adjustments to add back interest expense, minority interest in the Aimco Operating Partnership, and preferred dividends. Because Aimco has unconsolidated real estate interests, it is useful for management and investors to understand, in addition to consolidated cash flows, cash flows related to Aimco’s unconsolidated real estate holdings.
FUNDS FROM OPERATIONS (FFO): FFO is a commonly used measure of REIT performance defined by the National Association of Real Estate Investment Trusts (NAREIT) as net income, computed in accordance with GAAP, excluding gains from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. Aimco computes FFO for all periods presented in accordance with the guidance set forth by NAREIT’s April 1, 2002 White Paper. Aimco calculates FFO (diluted) by subtracting preferred stock redemption related redemption related costs and dividends on preferred stock and adding back dividends/ distributions on dilutive preferred securities. FFO is helpful to investors in understanding Aimco’s performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property. There can be no assurance that Aimco’s method for computing FFO is comparable with that of other real estate investment trusts. Please see Supplemental Schedule 1 for FFO data reconciled to net income as determined in accordance with GAAP.
OTHER EXPENSES (INCOME), NET: Other expenses (income), net includes tax provision/benefit, franchise taxes, risk management activities related to our unconsolidated partnerships, certain other corporate expenses and partnership expenses (partnership level expenses incurred directly or indirectly for services such as audit, tax and legal.)

AIMCO 2nd Quarter 2008	Page 20

Glossary (continued)
OTHER PROPERTIES: Conventional properties that have significant rent control restrictions, university housing properties that have been owned for more than one year and properties that are not multi-family such as commercial properties or fitness facilities.
REDEVELOPMENT PROPERTIES: Properties where (1) a substantial number of available units have been vacated for major renovations or have not been stabilized in occupancy for at least one year as of the earliest period presented, or (2) other significant renovation, such as exteriors, common areas or unit improvements (done upon lease expirations), is underway or has been complete for less than one year, as of the earliest period presented. In both cases the properties have been removed from the Same Store portfolio.
SAME STORE: Same Store is used commonly to describe Conventional properties managed by Aimco, in which Aimco’s ownership exceeds 10% and that have reached a stabilized level of occupancy during both the current and comparable prior year period. Properties classified as held for sale are not included in Same Store. These results measure operating performance without variations caused by investment transactions. Aimco provides data for consolidated Same Store properties as well as its proportionate share of consolidated and unconsolidated Same Store properties. To ensure comparability, the information for all periods shown is based on current period ownership. Please see Supplemental Schedules 6a through 6c for Same Store data reconciled to rental and other property revenues and property operating expense as determined in accordance with GAAP.

AIMCO 2nd Quarter 2008	Page 21